UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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American Assets Trust, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2020
Dear Fellow Stockholder:

On behalf of the Board of Directors of American Assets Trust, Inc., a Maryland corporation, I cordially invite you to attend our Annual Meeting of Stockholders on Tuesday, June 9, 2020, at Torrey Plaza, 11455 El Camino Real, San Diego, California 92130, 2nd Floor at 9:00 a.m. (PDT).

The notice of meeting and Proxy Statement that follow describe the business we will consider at the meeting. We sincerely hope you will be able to attend the meeting. However, whether or not you are personally present, your vote is very important. We are pleased to offer multiple options for voting your shares. You may authorize a proxy to vote by telephone, via the Internet, by mail or in person as described beginning on page 3 of the Proxy Statement.

Thank you for your continued support of American Assets Trust, Inc.

Sincerely yours,

Ernest S. Rady
Chairman of the Board of Directors, President and Chief Executive Officer

American Assets Trust, Inc.
11455 El Camino Real, Suite 200
San Diego, California 92130
(858) 350-2600

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Please join us for the 2020 Annual Meeting of Stockholders of American Assets Trust, Inc., a Maryland corporation. The meeting will be held at 9:00 a.m. (PDT), on Tuesday, June 9, 2020, at Torrey Plaza, 11455 El Camino Real, San Diego, California 92130, 2nd Floor.

At the 2020 Annual Meeting of Stockholders, our stockholders will consider and vote on the following matters:

(1)	The election of five directors, each to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies;

(2)	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(3)	The approval of an amendment and restatement of our 2011 Equity Incentive Award Plan;

(4)	An advisory vote on our executive compensation, as described in the accompanying Proxy Statement; and

(5)	Any other business properly introduced at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Proxy Statement more fully describes these proposals.

You must own shares of American Assets Trust, Inc. common stock at the close of business on April 1, 2020, the record date for the 2020 Annual Meeting of Stockholders, to attend and vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. If you plan to attend, please bring a picture I.D. and, if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the close of business on April 1, 2020.

We are pleased to take advantage of the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process will expedite stockholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our annual meeting. We will send a full set of proxy materials or a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) on or about April 10, 2020, and provide access to our proxy materials over the Internet, beginning on April 10, 2020, for the holders of record and beneficial owners of our common stock as of the close of business on the record date. The Notice of Internet Availability instructs you on how to access and review the Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet.

YOUR PROXY IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, please authorize your proxy as soon as possible to ensure that your shares will be represented at the annual meeting.

By Order of the Board of Directors,

Adam Wyll
Executive Vice President, Chief Operating Officer and General Counsel
San Diego, California
April 10, 2020

This Proxy Statement and accompanying proxy card are available beginning April 10, 2020 in connection with the solicitation of proxies by the Board of Directors of American Assets Trust, Inc., for use at the 2020 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting.” We may refer to ourselves in this Proxy Statement alternatively as the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report to Stockholders for the 2019 fiscal year, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder.
Important Notice Regarding Availability of Proxy Materials For the Stockholder Meeting to be Held on June 9, 2020. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2019 Annual Report are available at https://materials.proxyvote.com/024013.

i

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials? Our Board is making these materials available to you over the Internet or by delivering paper copies to you by mail in connection with American Assets Trust, Inc.'s Annual Meeting of Stockholders. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide under Securities and Exchange Commission, or SEC, rules and is designed to assist you in voting your shares.

Where and when is the Annual Meeting? The Annual Meeting will be held at 9:00 a.m. (PDT) on Tuesday, June 9, 2020 at Torrey Plaza, 11455 El Camino Real, San Diego, California 92130, 2nd Floor.

What is the purpose of the Annual Meeting of Stockholders? At the Annual Meeting, stockholders will vote upon matters described in the Notice of Annual Meeting and this Proxy Statement, including the election of directors, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm, approval of an amendment and restatement of our 2011 Equity Incentive Plan, and an advisory resolution to approve our executive compensation for the fiscal year ended December 31, 2019. In addition, once the business of the Annual Meeting is concluded, members of management will respond to questions raised by stockholders, if any, as time permits.

Who can attend the Annual Meeting? All of our stockholders as of the close of business on April 1, 2020, the record date for the Annual Meeting, or individuals holding their duly appointed proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Authorizing a proxy in response to this solicitation will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of April 1, 2020 to gain admittance to the Annual Meeting.

What am I voting on? At the Annual Meeting, you may consider and vote on:

(1)	the election of five directors;

(2)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

(3)	the approval of an amendment and restatement of our 2011 Equity Incentive Plan;

(4)	an advisory vote on our executive compensation; and

(5)	any other business properly introduced at the Annual Meeting.

What are the Board's recommendations? The Board recommends a vote:

•	for the election of each nominee named in this Proxy Statement (see Proposal No. 1);

•	for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (see Proposal No. 2);

•	for the approval of an amendment and restatement of our 2011 Equity Incentive Plan (see Proposal No. 3); and

•	for the approval of our executive compensation (see Proposal No. 4).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Who may vote? You may vote if you owned shares of our common stock at the close of business on April 1, 2020, which is the record date for the Annual Meeting. You are entitled to cast one vote in the election of directors for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting for each share of common stock you owned as of the record date. As of April 1, 2020, we had 60,068,228 shares of common stock outstanding.

Who counts the votes? An individual authorized by our bylaws will tabulate the votes and will act as the inspector of the election.

Is my vote confidential? Yes, your proxy card, ballot, and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure, or your vote is cast in a contested election (which is not applicable in 2020). If you write comments on your proxy card, your comments will be provided to us, but how you voted will remain confidential.

What is a quorum for the Annual Meeting? The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. No business may be conducted at the Annual Meeting if a quorum is not present.

If a quorum is not present at the Annual Meeting, the chairperson of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original record date of April 1, 2020 without notice other than announcement at the meeting. We may also postpone the Annual Meeting to a date that is not later than 120 days after the original record date or cancel the Annual Meeting by making a public announcement of the postponement or cancellation before the time scheduled for the Annual Meeting.

What vote is required to approve an item of business at the Annual Meeting? To be elected as a director (Proposal No. 1), a nominee must receive a plurality of all the votes cast in the election of directors.

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal No. 2), approve the amendment and restatement of our 2011 Equity Incentive Plan (Proposal No. 3) and adopt the advisory vote on executive compensation (Proposal No. 4), the affirmative vote of a majority of the votes cast on the proposal is required.

If you are a stockholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying a choice on any given matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board's recommendation on that matter.

If you are a stockholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange, or NYSE, your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other nominee properly executes and returns a proxy but indicates that the nominee is not voting with respect to a particular matter because the nominee has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, stockholders delivering a properly-executed broker non-vote will be counted as present for purposes of determining whether a quorum is present.

If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law:

•
With respect to Proposal No. 1 (Election of Directors), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the election of directors.

•
With respect to Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm), your broker, bank or other nominee is entitled to vote your shares on this matter if no instructions are received from you.

•
With respect to Proposal No. 3 (Approval of Amendment and Restatement of our 2011 Equity Incentive Plan), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the result of the vote on Proposal No. 3.

•
With respect to Proposal No. 4 (Advisory Vote on Executive Compensation), your broker, bank or other nominee is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will have no effect on the result of the vote on Proposal No. 4.

Because an abstention is not a vote cast, if you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, you will still be counted as present for purposes of determining whether a quorum is present.

How do I vote? If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock.

If your common stock is held in your name, there are three ways for you to authorize a proxy:

•	If you received a paper copy of the proxy materials by mail, sign and mail the proxy card in the enclosed return envelope;

•	Call 1-800-690-6903; or

•
Log on to the Internet at https://materials.proxyvote.com/024013 and follow the instructions at that site. The web site address for authorizing a proxy by Internet is also provided on your Notice of Internet Availability.

Telephone and Internet proxy authorizations will close at 11:59 p.m. (EDT) on June 8, 2020. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your shares of common stock: FOR all of the nominees for director named in this Proxy Statement; FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm; FOR the amendment to our incentive plan to extend the termination date of the plan; and FOR the advisory resolution to approve our executive compensation.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Even if you plan to attend the Annual Meeting, we recommend that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I revoke my proxy? Yes, if your common stock is held in your name, you can revoke your proxy by:

•	Filing written notice of revocation before or at our Annual Meeting with our Secretary, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date; or

•	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly-executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

What happens if additional matters are presented at the Annual Meeting? Other than the four proposals described in this Proxy Statement, we are not aware of any business that may properly be brought before the Annual Meeting. If any other matters are properly introduced for a vote at the Annual Meeting and if you properly authorize a proxy, the persons named as proxy holders will vote in their discretion on any such additional matters. As of the date of this Proxy Statement, our Board is not aware of any other individual who may properly be nominated for election as a director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director. If any nominee named in this Proxy Statement is unwilling or unable to serve as a director, our Board may nominate another individual for election as a director at the Annual Meeting, and the persons named as proxy holders will vote for the election of any substitute nominee.

Who pays for this proxy solicitation? We will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where can I find corporate governance materials? Our Corporate Governance Guidelines and Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are published on the Governance page of the Investors section on our web site at www.americanassetstrust.com. (We are not including the other information contained on, or available through, our web site as a part of, or incorporating such information by reference into, this Proxy Statement).

INFORMATION ABOUT THE BOARD
PROPOSAL NO. 1
NOMINEES FOR ELECTION TO THE BOARD

At the Annual Meeting, our stockholders will elect five directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualify.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. In nominating candidates, the Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. The Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference. Our director nominees were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee, or Governance Committee. They were selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry and an ability to work collegially. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. All nominees are presently directors of American Assets Trust, Inc. and each of the nominees has consented, if elected as a director, to serve until his or her term expires.

Your proxy holder will cast your votes for each of the Board's nominees, unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder will vote for any substitute nominee proposed by the Board.

Recommendation of the Board of Directors:

The Board of Directors unanimously recommends that the stockholders vote “FOR” the five nominees listed below.

Name	Age	Position
Ernest S. Rady	82	Chairman of the Board of Directors, President and Chief Executive Officer
Duane A. Nelles †	76	Director, Member of our Audit Committee, Member of our Compensation Committee and Chairperson of our Governance Committee
Thomas S. Olinger †	53	Director, Chairperson of our Audit Committee and Member of our Governance Committee
Joy L. Schaefer †	60	Director, Member of our Audit Committee and Member of our Compensation Committee
Dr. Robert S. Sullivan †	76	Director, Chairperson of our Compensation Committee and Member of our Governance Committee
† Independent within the meaning of the NYSE listing standards.

Ernest S. Rady. Mr. Rady has served as Chairman of our Board since the completion of our initial public offering in January 2011 and as our President and Chief Executive Officer since September 2015. Mr. Rady has over 50 years of experience in real estate management and development, having founded American Assets, Inc. in 1967 and currently serving as its president and chairman of its board of directors. In 1971, Mr. Rady also founded Insurance Company of the West and Westcorp, a financial services holding company. From 1973 until 2006, Mr. Rady served as chairman and chief executive officer of Westcorp. Mr. Rady served as chairman of Western Financial Bank from 1982 until 2006 and chief executive officer of Western Financial from 1994 until 1996 and from 1998 until 2006. Mr. Rady also served as a director of WFS Financial Inc., an automobile finance company, from 1988 until 2006 and as chairman from 1995 until 2006. From 2006 until 2007, Mr. Rady served as chairman of dealer finance business and California banking business for Wachovia Corporation, and also served as a director from 2006 until 2008. Mr. Rady currently serves as chairman of the board of directors of Insurance Company of the West, chairman of the Dean's Advisory Council of the Rady School of Management at the University of California, San Diego and trustee of the Salk Institute for Biological Sciences. Mr. Rady received his degrees in commerce and law, and an Honorary Degree of Doctor of Laws, from the University of Manitoba. Our Board determined that Mr. Rady should serve as a director based on his wealth of experience in the commercial real estate and financial services industries.

Duane A. Nelles. Mr. Nelles has served as a member of our Board since the completion of our initial public offering in January 2011. Since 1987, Mr. Nelles has been in the personal private investment business, including serving as president of CICA, Inc. From 1968 until 1987, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand LLP. Mr. Nelles served as a director of Qualcomm, Inc. from August 1988 to July 2015. From 2003 until 2006, Mr. Nelles served as a director of Westcorp, a financial services holding company, and Western Financial Bank. Mr. Nelles also served as a director of WFS Financial Inc., an automobile finance company, from 1995 until 2006. Mr. Nelles earned his Master of Business Administration degree from the University of Michigan and his Bachelor of Arts degree in economics and mathematics from Albion College. Our Board determined that Mr. Nelles should serve as a director based on his expertise with publicly traded companies, as well as his financial background. Mr. Nelles is the Chairperson of our Governance Committee and is a member of our Compensation Committee and Audit Committee.

Thomas S. Olinger. Mr. Olinger has served as a member of our Board since the completion of our initial public offering in January 2011. Since May 2012, Mr. Olinger has served as chief financial officer of Prologis, Inc., a global operator and developer of logistics real estate. From June 2011 to May 2012, Mr. Olinger served as chief integration officer of Prologis, Inc. From 2007 to June 2011, Mr. Olinger served as chief financial officer of AMB Property Corporation, a global operator and developer of logistics real estate, which was merged with and into Prologis, Inc. in June 2011. From 2002 until 2007, Mr. Olinger served as vice president and corporate controller of Oracle Corporation, a computer hardware and software company. Mr. Olinger began his professional career in 1988 with Arthur Andersen LLP as an auditor and Mr. Olinger became a partner in 1999, during which time Mr. Olinger served various REITs. Mr. Olinger received his Bachelor of Science degree in finance from Indiana University. Our Board determined that Mr. Olinger should serve as a director based on his wealth of experience in the real estate industry, as well as his financial background. Mr. Olinger is the Chairperson of our Audit Committee and is a member of our Governance Committee.

Joy L. Schaefer. Ms. Schaefer has served as a member of our Board since our 2019 Annual Meeting. Since 2005, Ms. Schaefer has served as president of Golden Eagle Advisors, LLC, a consulting firm focused on organizational development and growth through strategic, operational and financial improvements. From 2005 until August 2018, Ms. Schaefer served as an operating partner of Snow Phipps Group, LLC, a private equity firm, where she was a business and operations advisor to real estate specialty finance companies. From 2002 until 2005, Ms. Schaefer served as president of JL Schaefer Consulting, a strategic, financial and operational consulting practice, advising privately held and family-owned businesses. In 2002, Ms. Schaefer served as president and chief operating officer of Ameriquest Mortgage, a privately held mortgage banking company. From 1990 until 2002, Ms. Schaefer served in various senior management positions within the Westcorp family of companies, including as president and chief operating officer of Westcorp, Inc., a publicly traded financial services holding company; vice chairman, chief executive officer, president and chief operating officer of WFS Financial, Inc., a publicly traded national automobile finance company; and chief operating officer, senior executive vice president, chief financial officer and treasurer of Western Financial Bank, Inc.. Earlier in her career, Ms. Schaefer was an audit manager for Ernst & Young. Ms. Schaefer received her Bachelor of Science degree from the Illinois Wesleyan University, where she majored in accounting. Ms. Schaefer was licensed as a Certified Public Accountant in California, Illinois and Oklahoma. Our Board determined that Ms. Schaefer should serve as a director based on her extensive financial background and experience as an executive officer of multiple publicly traded financial services companies. Ms. Schaefer is a member of our Audit Committee and Compensation Committee.

Dr. Robert S. Sullivan. Dr. Sullivan has served as a member of our Board since the completion of our initial public offering in January 2011. From 2003 until his retirement in September 2019, Dr. Sullivan was the dean of the Rady School of Management at University of California, San Diego. From 1997 until 2002, Dr. Sullivan was dean of Kenan-Flagler Business School at University of North Carolina, Chapel Hill. From 1976 until 1998, Dr. Sullivan served in a variety of senior positions at the University of Texas and Carnegie Mellon University. From 2004 until 2017, Dr. Sullivan served on the board of directors of Cubic Corporation. From 1991 until 2006, Dr. Sullivan served as a director of Stewart and Stevenson Services, Inc. Dr. Sullivan received his Doctor of Philosophy degree from Pennsylvania State University. Dr. Sullivan received his Master of Business Administration degree from Cornell University and his Bachelor of Arts degree in mathematics from Boston College. Our Board determined that Dr. Sullivan should serve as a director based on his leadership expertise and extensive experience as a director of public and private companies. Dr. Sullivan is the Chairperson of our Compensation Committee and is a member of our Governance Committee.

DIRECTOR COMPENSATION

Name (1)	Fee Earned in Cash ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total Compensation ($)
Duane A. Nelles	64,000	50,021	—	114,021
Thomas S. Olinger	58,500	50,021	—	108,521
Larry E. Finger (4)	33,500	—	34,000	67,500
Dr. Robert S. Sullivan	60,000	50,021	—	110,021
Joy L. Schaefer	27,000	50,021	—	77,021
______________________

(1) Mr. Rady, our Chairman of the Board, President and Chief Executive Officer, is not included in this table as he is our employee and does not receive compensation for his services as a director. All compensation paid to Mr. Rady for the services he provides to us is reflected in the Summary Compensation Table. Amounts listed above for Ms. Schaefer reflect compensation received for her services as a director of the Company in 2019 from the 2019 Annual Meeting through December 31, 2019.
(2) Reflects retainer and meeting fees earned in 2019. Amounts do not include reimbursable costs (i.e., airfare, hotel, car rental, etc.) incurred by directors in connection with their services as directors.

(3)
Amounts reflect the full grant-date fair value of restricted stock awards granted in 2019 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the director. We provide information regarding the assumptions used to calculate the value of all restricted stock awards made to directors in Note 10 to the consolidated financial statements contained in our Annual Report on Form 10-K. As of December 31, 2019, each non-employee director held 1,103 shares of restricted stock that had not vested.

(4)
Amounts listed above for Mr. Finger reflect compensation received for his services (i) as a director of the Company in 2019 from January 1, 2019 until the 2019 Annual Meeting in the amount of $33,500 and (ii) as a consultant of the Company in 2019 from the 2019 Annual Meeting until October 31, 2019 in the amount of $34,000.

Narrative Disclosure to Director Compensation Table
Non-Employee Director Compensation Program
The compensation program for our non-employee directors is intended to fairly compensate our directors for the time and effort necessary to serve on our Board. Non-employee members of our Board receive a combination of cash and equity-based compensation. We reimburse each of our directors for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings.
Cash Compensation. Pursuant to this program, each non-employee director will receive an annual base retainer for his or her services of $40,000, payable in cash in quarterly installments in conjunction with quarterly meetings of the Board. In addition, each non-employee director who serves as the Chairperson of the Audit, Compensation or Governance Committees will receive an additional annual cash retainer of $15,000, $10,000 or $10,000, respectively. Directors also receive additional cash consideration equal to $1,500 for each board meeting attended in person or by telephone, and $1,000 for each committee meeting that members attended in person or by telephone. Non-employee directors are permitted to elect to receive these cash amounts in the form of fully vested shares of our common stock.
Equity Compensation. Each of our non-employee directors is eligible to receive automatic grants of restricted stock under our 2011 Equity Incentive Award Plan, or Existing Plan. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board following such annual meeting will be granted an award of restricted stock with a value equal to $50,000, based on the closing price of our common stock on the date of such grant. These awards of restricted stock will vest, subject to the director's continued service, upon the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the next annual meeting of our stockholders, if such non-employee director continues his or her service on the Board until the next annual meeting of our stockholders, but not thereafter (i.e., if such non-employee director is not re-elected or otherwise determines not to stand for re-election). All awards of restricted stock granted to each non-employee director will vest in full upon a change in control (as defined in the Existing Plan).
Stock Ownership Guidelines for Independent Directors. We maintain stock ownership guidelines for our independent directors pursuant to which such independent directors are required to maintain a level of ownership of equity in the Company equal to five times their annual base retainer. All of our independent directors are currently in compliance with our stock ownership guidelines. Any newly appointed or elected independent director will be required to meet this requirement within five years of being appointed.

BOARD STRUCTURE, LEADERSHIP, RISK MANAGEMENT AND SUCCESSION PLANNING

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:

•	our Board is not staggered, with each of our directors subject to re-election annually;

•
of the five persons who serve on our Board, our Board has determined that four, or 80%, of such directors satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act;

•	at least three of our directors qualify as an “audit committee financial expert” as defined by the SEC;

•	we have opted out of the control share acquisition statute in the Maryland General Corporation Law, or MGCL, and the business combination provisions of the MGCL; and

•	we do not have a stockholder rights plan.

Additionally, we have not given our stockholders the right to amend our Bylaws because our Board continues to believe that it is not prudent at this time to give stockholders a one-way ratchet to make binding amendments to our Bylaws. In our Board's view, it would essentially be irreversible and there has been no data supporting a correlation or link between stockholders' ability to amend bylaws and economic performance of a company. That said, we will continue to consider this matter and engage with our stockholders, as appropriate. However, to date, none of our stockholders have initiated substantive dialogue on this matter with us.

Our directors stay informed about our business by attending meetings of our Board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Our Board is currently chaired by Mr. Rady, our Chairman, President and Chief Executive Officer. Our Board believes that Mr. Rady's service as our Chairman is in the best interests of our Company and our stockholders because Mr. Rady possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face, and because he is the person best positioned to develop agendas that ensure that our Board's time and attention is focused on the most critical matters. Our Board believes that Mr. Rady's role as Chairman enables decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and tenants.

Succession Planning. Our Board has implemented an emergency succession plan in case of the sudden or unanticipated resignation, termination, death or temporary or permanent disability of Mr. Rady, or otherwise in case Mr. Rady is unable to perform his duties as Chairman, President and Chief Executive Officer.

This plan is reviewed at least annually by our Board with input from the Governance Committee and currently includes Dr. Sullivan as emergency interim Chairman and Robert F. Barton and Adam Wyll as emergency interim executive committee members.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

Our non-management, independent directors meet without management present each time the full Board convenes for a regularly scheduled meeting. If the Board convenes for a special meeting, the non-management, independent directors will meet in executive session if circumstances warrant. One non-management, independent director will preside as chair over each executive session of the Board that is held without management present; and such non-management, independent director will preside at all meetings of the Board at which our Chairman is not present.

The position of independent chair of the executive sessions of the Board is rotated quarterly among each of the non-management, independent directors in last-name alphabetical order. The current presiding non-management, independent director and additional information on the Board's executive sessions as described in our Corporate Governance Guidelines can be found at the Governance page of the Investors section on our web site at www.americanassetstrust.com. (Our web site address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on our web site is not and should not be considered, part of this Proxy Statement and is not incorporated by reference herein.)

The Board welcomes communications from stockholders. For information on how to communicate with our independent directors, please refer to the information set forth under the heading “Communications with the Board.”

BOARD MEETINGS AND ATTENDANCE

The Board held four regularly scheduled meetings in 2019 to review significant developments, engage in strategic planning and act on matters requiring Board approval. Each incumbent director attended 100% of the Board meetings and the meetings of committees on which he or she served in 2019.

BOARD COMMITTEES

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are briefly described below. We comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, with respect to each of these committees and each of these committees is comprised exclusively of independent directors. Additionally, our Board may from time to time establish other committees to facilitate the management of our Company.
Audit Committee

Our Audit Committee consists of three of our independent directors. We have determined that the Chairperson of our Audit Committee and each other member of our Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. Our Board has determined that each of the Audit Committee members is “financially literate” as that term is defined by the NYSE corporate governance listing standards. We have adopted an Audit Committee charter, which details the principal functions of the Audit Committee, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.
The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the Audit Committee report required by SEC regulations to be included in our annual Proxy Statement. Mr. Olinger is the Chairperson of the Audit Committee as well as an "audit committee financial expert", and Mr. Nelles and Ms. Schaefer are members of the Audit Committee and are both "audit committee financial experts".
During 2019, the Audit Committee met a total of four times.

Compensation Committee
Our Compensation Committee consists of three of our independent directors. We adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our named executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
The Compensation Committee may delegate its responsibilities to a subcommittee of the Compensation Committee, provided that such responsibilities do not pertain to matters involving executive compensation. Dr. Sullivan is Chairperson of the Compensation Committee and Mr. Nelles and Ms. Schaefer are members of the Compensation Committee. Ms. Schaefer was appointed to the Compensation Committee in June 2019 to replace Mr. Finger. During 2019, the Compensation Committee met a total of three times.
Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee, or Governance Committee, consists of three of our independent directors. We adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the Governance Committee, including:

•	identifying and recommending to the full Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines and principles and implementing and monitoring such guidelines and principles;

•	reviewing and making recommendations on matters involving the general operation of the Board, including Board size and composition and committee composition and structure;

•	recommending to the Board nominees for each committee of the Board;

•
facilitating the annual assessment of the Board's performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	overseeing the Board's evaluation of the performance of management.
Mr. Nelles is Chairperson of the Governance Committee and Dr. Sullivan and Mr. Olinger are members of the Governance Committee. During 2019, our Governance Committee met one time.

AUDIT COMMITTEE REPORT

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

Although the Audit Committee of the Board of Directors (the “Audit Committee”) oversees the financial reporting process of American Assets Trust, Inc., a Maryland corporation (the "Company"), on behalf of the Board of Directors (the “Board” ) of the Company, consistent with the Audit Committee's written charter, management has the primary responsibility for preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

The Audit Committee has reviewed and discussed with management and the Company's independent registered public accounting firm, Ernst & Young LLP, the Company's December 31, 2019 audited financial statements. Prior to the commencement of the audit, the Audit Committee discussed with the Company's management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm its independence from the Company and considered the compatibility of non-audit services with its independence.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas S. Olinger, Chairperson
Duane A. Nelles
Joy L. Schaefer

CORPORATE GOVERNANCE

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters, along with the Code of Business Conduct and Ethics and Corporate Governance Guidelines, are available at the Governance page of the Investors section on our web site at www.americanassetstrust.com. In addition, these documents are also available in print to any stockholder who requests a copy from Investor Relations at American Assets Trust, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, or by email at info@americanassets.com. In accordance with the Corporate Governance Guidelines, the Governance Committee oversees an annual assessment by the Board of the Board's performance. The Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation, as well as considering other corporate governance principles that may, from time to time, merit consideration by the Board. (Our web site address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on our web site is not, and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Governance Committee and the Compensation Committee, each of which addresses risks specific to its respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.

Our Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Since January 2019, there has been no insider participation or compensation committee interlocks of the Compensation Committee. At all times since January 2019, the Compensation Committee has been comprised solely of independent, non-employee directors.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may write to the entire Board or any of its members at American Assets Trust, Inc.,
c/o Adam Wyll, Executive Vice President and Chief Operating Officer, 11455 El Camino Real, Suite 200, San Diego, California 92130. Stockholders and other interested parties also may e-mail the Chairman, the entire Board or any of its members c/o awyll@americanassets.com, or otherwise e-mail all of our independent directors c/o independentdirectors@americanassets.com. The Board may not be able to respond to all stockholder inquiries directly. Therefore, the Board has developed a process to assist it with managing inquiries.

Mr. Wyll, who also serves as our General Counsel, will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to the Chairman, the Board or any of its members preserve the integrity of the process. While the Board oversees management, it does not participate in day-to-day management functions or business operations, and is not normally in the best position to respond to inquiries with respect to those matters. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Chairman, our Board or any of its members. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Chairman, our Board or any of its members and will not be retained. Such material may be forwarded to local or federal law enforcement authorities.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to the Chairman and any other independent director on request. The independent directors grant our General Counsel discretion to decide what correspondence will be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department. If a response on behalf of the Board is appropriate, we gather any information and documentation necessary for answering the inquiry and provide the information and documentation as well as a proposed response to the appropriate directors. We also may attempt to communicate with the stockholder for any necessary clarification. Our General Counsel (or his designee) reviews and approves responses on behalf of the Board in consultation with the applicable director, as appropriate.

Certain circumstances may require that the Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter. Nevertheless, the Board considers stockholder questions and comments important, and endeavors to respond promptly and appropriately.

INSIDER TRADING AND ANTI-HEDGING POLICIES

Our insider trading policies contain stringent restrictions on transactions in our stock by executive officers, employees and directors. All trades by executive officers and directors must be pre-cleared with our General Counsel. Furthermore, no executive officer, employee or director may engage in any hedging transactions with respect to any equity securities of the Company held by them, whether vested or unvested, which includes the purchase of any financial instrument (including puts and call options) designed to directly hedge or offset any decrease in the market value of such equity securities.

NOMINATION PROCESS FOR DIRECTOR CANDIDATES

The Governance Committee is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. The Governance Committee is governed by a written charter, a copy of which is available at the Governance page of the Investors section of our web site at www.americanassetstrust.com. (Our web site address provided above and elsewhere in this Proxy Statement is not intended to function as a hyperlink, and the information on our web site is not, and should not be considered part of this Proxy Statement and is not incorporated by reference herein.)

The Governance Committee regularly reviews the composition of the Board and whether the addition of directors with particular experiences, skills or characteristics would make the Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills, or characteristics would make the Board more effective, the Governance Committee initiates a search. As a part of the search process, the Governance Committee may consult with other directors and members of senior management, and may hire a search firm to assist in identifying and evaluating potential candidates.

When considering a candidate, the Governance Committee reviews the candidate's experiences, skills and characteristics. The Governance Committee also considers whether a potential candidate would otherwise qualify for membership on the Board, and whether the potential candidate would likely satisfy the independence requirements of the NYSE as described below.

The Governance Committee has not set minimum qualifications for Board nominees. Candidates are selected on the basis of outstanding achievement in their professional careers, broad experience, personal and professional integrity, their ability to make independent, analytical inquiries, financial literacy, mature judgment, high performance standards, familiarity with our business and industry and an ability to work collegially. Other factors include having members with various and relevant career experience and technical skills, and having a Board that is, as a whole, diverse. Where appropriate and legally permitted, we will conduct a criminal and background check on the candidate. In addition, at least a majority of the Board must be independent as determined by the Board under the guidelines of the NYSE listing standards, and at least one member of the Board should have the qualifications and skills necessary to be considered an “audit committee financial expert” under Section 407 of the Sarbanes-Oxley Act of 2002, as defined by the rules of the SEC.

All potential candidates are interviewed by the Chairman of the Board and Chairperson of our Governance Committee , and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, our General Counsel conducts a review of the director questionnaire submitted by the candidate and, as appropriate, a background and reference check is conducted. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy, or add an additional member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances warrant a different approach.

Stockholders may recommend candidates to our Board. Recommendations received from stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the Governance Committee. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our Board and how the candidate satisfies the Board's criteria. The stockholder must also provide such other information about the candidate as is set forth in our Bylaws and as would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of stockholdings in American Assets Trust, Inc. All communications are to be directed to the Chairperson of the Governance Committee, c/o American Assets Trust, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: General Counsel. For any annual meeting, recommendations received after 120 days prior to the anniversary of the date of the proxy statement for the prior year's annual meeting will likely not be considered timely for consideration by the Governance Committee for that annual meeting.

AUDIT COMMITTEE FINANCIAL EXPERTS

Our Board has determined that Messrs. Olinger and Nelles and Ms. Schaefer qualify as “audit committee financial experts,” as this term has been defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. Messrs. Olinger and Nelles and Ms. Schaefer were each determined by our Board to be “financially literate” in accordance with SEC rules, including based on their prior experience. Our Board determined that Messrs. Olinger and Nelles and Ms. Schaefer acquired the required attributes for designation as “audit committee financial experts” based on the relevant experience discussed below, which forms of experience are not listed in any order of importance and were not assigned any relative weights or values by our Board in making such determinations.

Mr. Olinger currently serves as the chief financial officer of Prologis, Inc., a global leader in logistics real estate with an equity market capitalization of over $50 billion as of January 1, 2020. Mr. Olinger was previously a corporate controller for Oracle Corporation and an audit partner at Arthur Andersen LLP; he holds a Bachelor of Science degree in finance; and he has extensive experience with real estate investment trusts, accounting and capital markets, as described in his biography above.

Mr. Nelles has extensive experience in accounting, having previously been a partner for an international accounting firm, holds a Master of Business Administration degree and a Bachelor of Arts degree in economics and mathematics and has over 30 years of experience in the personal private investment business, as described in his biography above.

Ms. Schaefer has served in multiple senior executive roles in the financial services industry, including as an operating partner of a private equity firm where she was a business and operations advisor to real estate specialty finance companies; as president and chief operating officer of Ameriquest Mortgage, and in various executive management positions, as president, vice chairman, chief executive officer and/or chief operating officer of a publicly traded financial services holding company and publicly traded national automobile finance company. Ms. Schaefer was previously an audit manager for Ernest & Young LLP, and was a licensed Certified Public Accountant in California, Illinois and Oklahoma, as described in her biography above.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee's policy is to pre-approve all significant audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
PRINCIPAL ACCOUNTING FEES AND SERVICES

Ernst & Young LLP's fees for the fiscal years ended December 31, 2019 and 2018 were as follows:

	Fiscal Year Ended December 31
	2019	2018
Audit Fees	$1,022,000	$922,000
Audit-Related Fees	42,000	2,000
Tax Fees	157,600	196,716
Total Fees	$1,221,600	$1,120,716

A description of the types of services provided in each category is as follows:

Audit Fees — Includes audit of our annual financial statements; review of our quarterly reports on Form 10-Q; issuance of consents, issuance of comfort letters as part of underwriters' due diligence and review of draft responses to SEC comment letters.

Audit-Related Fees — Includes financial due diligence in connection with our acquisition of La Jolla Commons in June 2019 and access to accounting research database.

Tax Fees — Includes tax preparation services and various domestic tax planning and advice.

All of the services performed by Ernst & Young LLP for us during 2019 and 2018 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

While the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, the Board encourages all directors to attend our annual meetings of stockholders. Mr. Rady, Dr. Sullivan and Mr. Nelles attended our 2019 Annual Meeting of Stockholders.

ENVIRONMENTAL SUSTAINABILITY, SOCIAL RESPONSIBILITY AND GOVERNANCE

We continue to develop and implement our environmental sustainability, social responsibility and governance ("ESG") goals, with the assistance of our Environmental Sustainability, Social Responsibility and Governance Committee ("ESG Committee"), as outlined in our Corporate Sustainability Policy. The ESG Committee creates a road-map for us to achieve (and continue to achieve) our annual ESG objectives, identifies sustainability risk and opportunities, reviews innovative solutions, executes and oversees ESG projects and reports both short and long-term impacts of our ESG projects to our Board and executive management team. We believe this furthers our commitment to our stakeholders, which includes our stockholders, tenants, vendors, employees and customers, among others.

Environmental Sustainability

Protecting the Earth’s natural resources is one of our priorities. In operating and developing our properties, we use proven conservation methods to reduce carbon emissions, minimize our environmental impact and preserve natural resources for future generations to come. In addition to implementing environmentally conscious programs and changes, members of our regional teams have partnered with local organizations to introduce energy, water and waste conservation programs. We share our wealth of knowledge in hopes that our communities and neighbors will adopt changes that have an overall positive impact on the environment.

Below are just some of our sustainable focuses and specific accomplishments:

•
Portfolio wide participation in the US Environmental Protection Agency’s Portfolio Manager Program to track and benchmark each property’s energy, water, greenhouse gases and waste usage. We have partnered with Measurabl since 2017 to track and monitor energy, water and waste portfolio-wide and to alert us to any unexpected deviations from normal trends. We also use Measurabl’s platform to centralize our tracking and management of new and ongoing sustainability projects. In 2019, we successfully completed our first Global Real Estate Sustainability Benchmark survey, or GRESB, and continue to prepare for our annual filing.

•
Electrical use is among the biggest contributor to our operational emissions and operating expenses. Reducing the energy consumption reduces our annual operating expenses and insulates us from fluctuation in energy prices. As such, we are actively conducting feasibility studies with fuel cells, solar energy and other renewable energy sources for our properties. Our goal is to consume energy that is resilient, clean and cost-efficient and reduce our dependence on the traditional electrical energy grid.

•
We are committed to ongoing energy management through the use of building automation systems, that continuously monitor consumption and generate automatic alerts when unexpected increases are observed. Abnormal consumption is quickly identified, assessed and corrected.

•
We continue to invest in LED lighting retrofit projects for our building interiors and exteriors and the parking lots and garages across all asset types. These high-efficiency and extended-lifespan LED lights are controlled using smart control systems that monitor and adjust lighting needs based on external ambient light, time schedules and usage.

•
To support the increasing adoption of electric vehicles, we have installed 134 electric vehicle charging stations (or EVC) at many of our properties, including Tesla Supercharging station at Del Monte Shopping Center in Monterey, California, with on-going commitment to add additional EVC units to meet the rising demand.

•
We continue to work towards reducing our paper consumption needs and continue to transition to a paperless office, with the goal to be fully digital within the next two years. In 2015, we implemented DocuSign, an electronic signature service and we are able to send, receive and execute leases and contracts electronically. The added benefit of implementing DocuSign reduces our reliance on printing and shipping thus reducing greenhouse gases emissions. To date, we have saved approximately 23,000 pounds of wood, 63,000 gallons of water, 53,000 pounds of carbon emission and 3,500 pounds of waste since deploying DocuSign. In addition to DocuSign, we are working to digitize our forms and application processes to further reduce our reliance on paper consumables.

•
We have comprehensive ecofriendly landscaping design plans at each of our properties that utilizes smart controllers, efficient irrigation drip lines, native, adaptive and environmentally sensitive landscaping, to the extent possible; including drought-tolerant plants. At our properties where established municipal lines collect and treat gray water, we use the reclaimed water to irrigate our landscaping, resulting in a reduction of our fresh potable water needs. In addition, at First & Main, our office tower in Portland, Oregon, we have an eco-terrace that uses reclaimed water to maintain the outdoor gathering space.

•
At City Center Bellevue in Bellevue, Washington, and at Landmark @ One Market in San Francisco, California, we have partnered with Siemens to provide a full building analysis of our operations and to identify opportunities for energy efficiency improvements. The system actively examines both small and large energy intense critical systems, such as air handling units, chillers and boilers, and improve energy usage through optimization and early diagnostics. The annual Siemens report will be reviewed year over year to confirm usage trends in the positive direction.

•
In 2018, in developing our Torrey Point office project in San Diego, California, significant efforts were made to protect existing sensitive surrounding habitat and to oversee the revegetation with native and drought tolerant plants found only at Torrey Pines State Park Beach and Reserve. We also worked closely with the San Diego Natural History Museum to preserve unearthed fossils and artifacts.

•
We continue our efforts to transition away from traditional heat absorbent, gravel built-up black tar roofs and are replacing them with white thermoplastic polyolefin and polyvinyl - chloride roofing membranes or “cool roofs”. These solar and thermal reflective roofs absorb less heat than the traditional black tar roofs, reducing the cooling needs of the building.

•
Over ten years ago, we implemented one of the largest, most comprehensive and highly successful recycling programs in San Diego for our entire Southern California portfolio that involves the participation of our tenants, merchants, customers, contractors and vendors.

•
We have installed a substantial parking photovoltaic canopy and rooftop photovoltaic systems (solar energy collected from solar panels) at our Torrey Reserve Campus in San Diego, California, generating up to 500 kWh per year.

•
We have implemented the Waste-to-Energy program at our Landmark @ One Market in San Francisco, California. The program diverts used HVAC filters away from the landfill and transfers them to an off-site combustion chamber facility. The filters undergo a process that result in a residual bi-product of less than 10% of the filters original volume and steam generated electricity. For every 2,000 lbs. of waste, 520 kWh of electricity is generated, powering homes and businesses in Northern California.

•
We have implemented food composting at Del Monte Shopping Center in Monterey, California, and intend to implement this at our other retail properties in the future. Composting food is a mixture that consists largely of decayed organic matter that can be used for fertilizing and conditioning land in efforts to keep food waste out of our landfills.

•
in 2017, we renovated 3 buildings, consisting of 21 units, at our Loma Palisades Apartments, our multi-family community in San Diego, California, with demolition down to the existing foundation and framing, incorporating new energy efficient elements and recycling construction waste, to the extent feasible.

•	Our Hassalo on Eighth multi-family community in Portland, Oregon, had North America’s largest bike hub (Lloyd Cycle Station) with space for 900 bicycles when first installed in 2016.

•
Also at Hassalo on Eighth, we have on-site terminals for the Portland Streetcar, TriMet's MAX line and most major bus lines with direct routes to Portland International Airport and other destinations throughout Portland. Also available to our residents and tenants are bikes and vehicle share programs and designated car pool or high-efficiency vehicle parking. The campus is situated at the main city access for bicycles commuting for North and East Portland.

•
We developed, installed and operate one of the nation’s largest and first multi-family Natural Organic Recycling Machine (or NORM) with the capability of treating 100% of the grey and black water created by our Hassalo on Eighth multi-family community and Lloyd 700 office building, amounting to approximately 47,000 gallons of wastewater diverted from the municipal sewer system daily. Recycled water produced by NORM is sent back to each building and used for flush water and is also used for irrigation during the growing seasons. NORM’s bi-products are recycled for further off-site use, including bio-solids as fertilizer and fats, oils and greases as fuel. NORM is designed to reduce the water usage of the four buildings by 50%, or approximately 7,300,000 gallons of water per year.

•
In 2019 we acquired La Jolla Commons, a LEED Platinum campus comprised of two 13-story Class A office towers, an entitled development parcel with two parking structures situated in the preeminent University Towne Center submarket of San Diego, California.

•
Landmark @ One Market, in San Francisco, California, a LEED Gold historical office building, originally built in 1917 as the headquarters for Southern Pacific Railroad, was the first building in San Francisco to be certified to the BREEAM USA standard for existing buildings in 2019.

•
We achieved LEED status at Landmark @ One Market (Gold), all three buildings comprising Hassalo on Eighth (Platinum), Lloyd 700 (Platinum), First and Main (Platinum), City Center Bellevue (Gold), both office buildings at Torrey Point (Silver), both office towers at La Jolla Commons (Platinum) and One Beach Street (Certified), consisting of approximately 3.2 million square feet, including 657 residential units, in the aggregate. We are so proud that Hassalo on Eighth is the first project in the world to achieve LEED for Neighborhood Development (ND) v4 Built Platinum certification.

•	In 2019, City Center Bellevue, the Landmark @ One Market and both office towers at La Jolla Commons achieved ENERGY STAR Certification.

Social Responsibility and Governance

We firmly believe that our success is directly related to the success and health of our employees and communities. Through partnerships with non-profit organizations, charitable and financial contributions, in-kind donations, and volunteer efforts, we strive to make a positive impact on the individuals and businesses within our communities. Partnering with the local and national non-profit organizations, we have contributed to the development of community growth, support, and philanthropy across all asset types.

Below are just some of our social responsibility and governance focuses and specific accomplishments:

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In partnership with a local San Diego radio station, we continued the Tribute to Teachers program which honors local school educators for their outstanding work inside and outside of the classroom. Throughout the school year, the program spotlights a San Diego community and encourages listeners to nominate their favorite educator who has made a life-long impression on the area's students. In 2019, we honored five educators and, since the start of the program in 2014, we have honored a total of 28 educators.

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Each year, we encourage employees, tenants and guests at all of our properties to donate teddy bears or stuffed animals to the annual Holiday Teddy Bear Drive benefiting children in San Diego, California. Over the 2019 Holiday season, we collected over 400 toys. Since 2016, the San Diego Center for Children has been the recipient of the Holiday Teddy Bear Drive.

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In 2019, we continued our annual efforts to organize the collection of food and basic necessities and delivered them to local families in need. In support of Promises2Kids’ annual backpack drive in 2019, we collected over 217 backpacks and lunch bags filled with essential school supplies for local, at-risk, foster children. Our employees also assist in the physical renovation and refresh of community centers of various local non-profit organizations, including the Boys & Girls Club and the Salvation Army. With our full support, our employees also volunteer with the Institute of Real Estate Management, the Building Owners and Managers Association International and other community service projects and educational and networking events.

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We participate in community awareness programs. Many of our properties sponsor blood drives for the much-needed local blood banks. In 2019, we held 82 blood drives across our properties in four different states. Our tenants and employees have graciously participated directly and donated blood at these events. During the Breast Cancer Awareness Month, Go Red for Women and American Cancer Awareness Month, we light up some of our properties in pink, red and purple respectively, to garner local and media attention. At just our Alamo Quarry Market, in San Antonio, Texas, alone, we light up our historical and iconic smokestacks to promote over 15 non-profit organizations with different colors to represent their respective organizations.

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We also recognize our responsibility to promote animal welfare. As such, we proudly support the local organization's efforts to set up public rescue animal adoptions events and to enforce laws preventing animal neglect and cruelty. Every holiday season at our Del Monte Shopping Center, in Monterey, California, we support the Santa Paws photo event which supports the Animal Friends Rescue Project. In addition, adoption events are held monthly at Alamo Quarry Market in San Antonio, Texas.

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Ernest Rady, our Chairman, President and Chief Executive Officer, is well known for his generosity to local non-profit organizations and has received numerous awards and acknowledgments recognizing his extraordinary charitable contributions to such organizations as the Rady Children’s Hospital, the San Diego Zoo, the University of California, San Diego Foundation, the Jewish Family Service, the Salvation Army, and the San Diego Symphony just to name a few.

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We continue to be proud supporters of the Rady Children's Hospital, the largest children's hospital in California. The hospital was named after the Rady family following a $60 million commitment in 2006 made to the Rady Children's Hospital by Evelyn and Ernest Rady. In 2014, a $120 million commitment was made to the Rady Children's Institute for Genomic Medicine by Evelyn and Ernest Rady and an additional $200 million commitment was made to the hospital in 2019. These commitments are making life-savings changes.

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Our success is driven by our greatest resource, our employees. We believe a diverse, well-trained team returns better results. As of December 31, 2019, we have an employee population consisting of 47% females and 53% males, with leadership positions comprised of 49% females and 51% males. In addition to the mandatory safety training required, additional elective training is provided to further an employee’s certification, skillset or interest. Additionally, we have monthly and quarterly safety meetings to cover our safety training manual, to share best practices and to fortify previous training. Trainings include, without limitation, on the job training, safety and hazardous material handling training, proper communication, non-harassment, personal protection and fire extinguisher training presented by the Burn Institute.

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We believe long-term employees have a vested interested in the overall success of the company. As such we acquire top talent and utilize talent management practices in order to retain our employees over the long-term. To do so, we have implemented many desirable incentives including a robust benefit package, discretionary 401(k) match of up to 5% of the employee’s eligible compensation and free retirement planning through our relationship with Morgan Stanley retirement services. To keep our employees engaged and challenged and to introduce them to other aspects of the company, we promote our employees from within our organization to new and available positions when feasible. With these incentives and dedication to our employee's well-being, almost 15% of our employees have been a part of our American Assets Trust family for 10 or more years.

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We are investing in the health and comfort of our employees. Through aggressive marketing efforts and various partnerships, we’ve been able to keep medical costs down significantly while making minimal changes to our robust benefits package. In addition to comprehensive health benefits available to all full-time employees, we are deploying ergonomic working stations to reduce stationary fatigue.

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We provide our employees with the tools and education for healthy living. Throughout the year, health and wellness seminars and workshops about preventative care, strong mental health, cancer awareness, heart disease, healthy habits and other health related topics are available to all employees. We also provide our employees, including new mothers, a Wellness Room to disengage from work and relax if needed. We make available to all employees, certified training in CPR, First Aid and the use of automated external defibrillators (collectively, emergency First Aid) and, to date, we have certified over 120 employees in emergency First Aid.

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The actions taken in the initial minutes of an emergency is critical. We determined it is critical that all employees are adequately informed of life saving measures to remove themselves from an imminent threat and therefor created a comprehensive Emergency Action Plan, designed specifically for each regional office. Additionally, our office tenants are invited to attend our annual Emergency Preparedness Trainings. The goal of these training events is to raise awareness and to provide resources and guidelines so that tenants can implement their own effective emergency preparedness plans. In conjunction with the San Diego Police Department and the San Diego Fire-Rescue Department, designated employees participated in a full-scale active shooter training at our corporate headquarters. This provides valuable training for the various emergency response agencies as well as our employees.

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We ask our stakeholders, particularly our vendors and contractors, to source environmentally sustainable materials when feasible, and to procure materials from companies with ethical business practices. We will not partner with stakeholders that procure material from sources that violate child labor and human trafficking laws or practice coercion, bribery or other illegal or corrupt measures.

We are proud of our accomplishments and will continue our environmental commitment to develop and maintain sustainable properties and look forward to strengthen our relationships within our communities to promote social programs and causes.

OTHER COMPANY PROPOSALS

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2020. Pursuant to this appointment, Ernst & Young LLP will serve as our independent registered public accounting firm and report on our consolidated financial statements for the fiscal year ending December 31, 2020.

We expect that representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders' opinions, which the Audit Committee will take into consideration in future deliberations. If Ernst & Young LLP's selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of another independent registered accounting firm. The Audit Committee may terminate Ernst & Young LLP's engagement as our independent registered public accounting firm without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Recommendation of the Board of Directors:

Our Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

PROPOSAL NO. 3
APPROVAL OF AMENDED AND RESTATED 2011 EQUITY INCENTIVE AWARD PLAN
We are asking our stockholders to approve an amendment and restatement of the 2011 Equity Incentive Award Plan of American Assets Trust, Inc. and American Assets Trust, L.P., or the “Existing Plan.” The proposed amendment and restatement of the Existing Plan is referred to herein as the “Restated Plan.”
Our Board approved the Restated Plan on February 6, 2020, subject to approval by our stockholders. The proposed Restated Plan will become effective immediately upon stockholder approval at the 2020 Annual Meeting of Stockholders.
Overview of Proposed Amendments
No Share Reserve Increase. The proposed Restated Plan will not include an increase to the share reserve over the existing share reserve under the Existing Plan.
Extension of Term. The Existing Plan will expire in January 2021. The Restated Plan will include an extended term and will expire in February 2030, on the tenth anniversary of the Board’s adoption of the Restated Plan, unless earlier terminated by the Board.
Other Amendments. The Restated Plan makes certain changes to the Existing Plan intended to reflect compensation and governance best practices or to conform the plan to our current practices as follows:

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Tax Withholding. The Restated Plan permits the Administrator (as defined below) to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).

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Removal of 162(m) Provisions Other than Individual Award Limits. Section 162(m) of the Internal Revenue Code (the “Code”), prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), allowed performance-based compensation that met certain requirements to be tax deductible regardless of amount. This qualified performance based compensation exception was repealed as part of the TCJA. We have removed certain provisions from the Restated Plan which were otherwise required for awards to qualify as performance-based compensation under the Section 162(m) exception prior to its repeal. Awards granted prior to November 2, 2017 may be grandfathered under the old law subject to certain limited transition relief.

The Restated Plan contains the same individual annual award limits that were in effect under the Existing Plan. Specifically, the maximum number of shares with respect to one or more awards that may be granted to any a participant during any calendar year shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any award (including, without limitation, any performance bonus award) shall be $10,000,000. The foregoing share number may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Changes in Control and Corporate Transactions.”

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Clawback Language. The Restated Plan clarifies that the Administrator may require that awards granted pursuant to the Restated Plan be subject to the provisions of any claw-back policy adopted by the Company, including any claw-back policy adopted to comply with the Dodd-Frank Act and related rules.

The Restated Plan is not being amended in any material respect other than to reflect the changes described above.
In general, stockholder approval of the Restated Plan will implement the foregoing changes while (1) complying with the terms of the Existing Plan regarding amendments, (2) meeting the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and (3) preserving our ability to grant stock options under the Restated Plan that are intended to qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code.
If this Proposal No. 3 is not approved, the Restated Plan will not become effective, but the Existing Plan will remain in effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, which is attached to this proxy statement as Appendix A.
THE BOARD RECOMMENDS THAT
YOU VOTE “FOR” THE RESTATED PLAN
Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation
Our equity incentive plan is critical to our long-term goal of building stockholder value. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards, primarily consisting of restricted stock awards, to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Equity compensation aligns the interests of our employees, directors and consultants with the interests of the company’s stockholders, encourage retention and promote actions that result in long-term stockholder value creation.

We Manage Our Equity Incentive Award Use Carefully
We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting an appropriate number of equity awards necessary to attract, retain and motivate employees. Based on historical usage, we expect that the shares available for issuance under the Restated Plan would be sufficient for approximately ten years of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The share reserve under the Restated Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.
The following table summarizes the unvested equity awards outstanding and shares remaining available for issuance under the Existing Plan, each as of February 6, 2020. The Existing Plan is the only plan we maintain under which we may grant equity awards.

Award	Number of Shares	As a % of Shares Outstanding(2)	Dollar Value(3)
Total share reserve under Existing Plan	4,054,411	6.7%	$189,543,714
Unvested restricted stock awards(1)	345,153	0.6%	$16,135,903
Remaining shares available for issuance under Existing Plan (which shares will be available for issuance under the Restated Plan, if it is approved, plus any shares subject to forfeited outstanding restricted stock awards added back to the share reserve, as described below)	2,699,765	4.5%	$126,214,014
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(1)
Includes 4,412 shares of outstanding unvested time-based restricted stock awards and 340,741 shares of outstanding unvested performance-based restricted stock awards based on “maximum” performance levels.

(2)	Based on 60,068,228 shares of our common stock outstanding as of February 6, 2020.

(3)	The closing price per share of our common stock on the NYSE on February 6, 2020 was $46.75.
The following table shows key equity metrics over the past three fiscal years:

Key Equity Metrics	2019	2018	2017
Equity burn rate(1)(4)	0.3%	0.4%	0.3%
Dilution(2)(4)	5.1%	6.6%	6.8%
Overhang(3)(4)	0.6%	0.7%	0.6%
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(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2)
Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(3)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

(4)	Any performance-based restricted stock awards outstanding during the period included based on “maximum” performance.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.
Key Features of the Restated Plan Reflect Use of Compensation and Governance Best Practices
The proposed Restated Plan continues to include provisions designed to protect our stockholders’ interests and reflect corporate governance best practices, including:

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Administrator Independence. The Compensation Committee, comprised solely of independent non-employee directors, administers the Restated Plan (other than with respect to awards to non-employee directors, in which case the full Board administers the Restated Plan).

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Stockholder approval is required for future increases to authorized number of shares. The Restated Plan does not contain an annual “evergreen” provision. The Restated Plan authorizes a fixed number of shares, so that stockholder approval is required to further increase the maximum number of securities which may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

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No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date, we have not granted any stock options or stock appreciation rights under the Existing Plan.

•	Repricing is not allowed. Both the Existing Plan and the proposed Restated Plan prohibit the repricing of stock options and stock appreciation rights without prior stockholder approval.

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Reasonable Share Counting Provisions. In general, when awards granted under the Restated Plan are forfeited, expire or are settled in cash, or when the shares subject to a restricted stock award are forfeited by the holder or repurchased by us, the shares reserved for those awards will be returned to the share reserve and be available for future awards in an amount corresponding to the reduction in the share reserve previously made with respect to such award. However, the following shares will not be returned to the share reserve under the Restated Plan: shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise price in connection with the exercise of an option or payment of the tax withholding obligation in connection with any award; shares purchased on the open market with the cash proceeds from the exercise of options; and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise.

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Annual Award Limits. The maximum number of shares with respect to one or more awards that may be granted to any a participant during any calendar year shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any award (including, without limitation, any performance bonus award) shall be $10,000,000.

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No Automatic Vesting for Awards. The Restated Plan does not have automatic accelerated vesting provisions for awards in connection with a change of control (other than in connection with the non-assumption of awards).

Description of Proposed Restated Plan
Purposes
The purpose of the Restated Plan is to promote the success and enhance the value of the Company and American Assets Trust, L.P. (the “Partnership”) by linking the personal interests of the members of the Board, employees, and consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Restated Plan is further intended to provide flexibility to the Company and the Partnership in their ability to motivate, attract, and retain the services of members of the Board, employees, and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Partnership’s operations is largely dependent.

Securities Subject to the Restated Plan; Award Limits
As noted above, the Restated Plan would not include any increase in the number of shares authorized for issuance thereunder over the existing share reserve under the Existing Plan. The aggregate number of shares of common stock reserved for issuance pursuant to awards under the Existing Plan, including pursuant to incentive stock options, or ISOs, is currently 4,054,411. As of February 6, 2020, a total of 345,153 shares were subject to outstanding unvested restricted stock awards (with performance award included based on "maximum" performance), 1,009,493 shares had been issued pursuant to the vesting of previously issued awards, and 2,699,765 shares remained available for future issuance under the Existing Plan. That number may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Changes in Control and Corporate Transactions.” Under the Restated Plan, each Partnership unit, as defined in the Existing Plan, issued pursuant to an award shall be counted against the share reserve under the Existing Plan as one share of common stock, but only to the extent that such Partnership unit is convertible into shares of common stock and on the same basis as the conversion ratio applicable to the Partnership unit.
To the extent that an award is forfeited or expires, or an award is settled in cash without the delivery of shares of common stock to the participant, then the shares subject to the award to the extent of such forfeiture, expiration or cash settlement will be available for future grant or sale under the Restated Plan. Notwithstanding the foregoing, the following shares shall not be added back to the share reserve under the Restated Plan and will not be available for future grants of awards: (1) shares of our common stock tendered by a participant or withheld by us in payment of the exercise price of a stock option; (2) shares of our common stock tendered by a participant or withheld by us to satisfy any tax withholding obligation with respect to an award; (3) shares of our common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (4) shares of our common stock purchased on the open market with the cash proceeds from the exercise of stock options. Shares of restricted stock which are forfeited or repurchased by us pursuant to the Restated Plan at a price no greater than the price originally paid by the participant may again be optioned, granted or awarded under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Restated Plan.
Awards granted under the Restated Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares authorized for grant under the Restated Plan.
Notwithstanding anything to the contrary in the Restated Plan, the maximum number of shares with respect to one or more awards that may be granted to any a participant during any calendar year shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any award (including, without limitation, any performance bonus award) shall be $10,000,000.
Administration
The Restated Plan will generally be administered by the Compensation Committee of our Board, or the Administrator. However, our Board determines the terms and conditions of, interprets and administers the Restated Plan for awards granted to our non-employee directors and, with respect to these awards, the term “Administrator” refers to our Board. As appropriate, administration of the Restated Plan may be revested in our Board. In addition, for administrative convenience, our Board or the Compensation Committee may determine to grant to one or more members of our Board or to one or more officers the authority to make grants to individuals who are not directors or executive officers.
Eligibility
The Restated Plan authorizes discretionary grants to our employees, consultants and non-employee directors, and to the employees and consultants of our subsidiaries and the Partnership, of stock options, restricted stock, stock appreciation rights and other stock-based awards. As of February 6, 2020, we have 206 employees, four non-employee directors and no consultants who are eligible to receive awards under the Existing Plan and would be eligible for awards under the Restated Plan had it been in effect on such date. No employee, director or consultant is entitled to participate in the Restated Plan as a matter of right nor does any such participation constitute assurance of continued employment. Only those employees, directors and consultants who are selected to receive grants by the Administrator may participate in the Restated Plan.
Awards under the Restated Plan
Stock Options. The Restated Plan provides for discretionary grants of non-qualified stock options, or NQSOs, to employees, non-employee directors and consultants. The Restated Plan also provides for the grant of incentive stock options, or ISOs, which may only be granted to our employees and employees of our qualifying subsidiaries. Options may be granted with terms determined by the Administrator; provided that ISOs must meet the requirements of Section 422 of the Code. The exercise price for stock options granted under the Restated Plan is set by the Administrator and may not be less than fair market value on the date of grant. Options may not have a term in excess of ten years. In the case of an ISO granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock, the Restated Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire on the fifth anniversary of the date of grant. To date, no options have been granted under the Existing Plan. The closing price per share of our common stock on the NYSE on February 6, 2020 was $46.75.

Restricted Stock. A restricted stock award is an award of shares of our common stock that may be subject to restrictions on transferability and other restrictions, including forfeiture and repurchase restrictions as the Administrator determines. The restrictions, if any, may lapse over a specified period of time or upon the satisfaction of conditions, as determined by the Administrator. Unless otherwise provided in the applicable award agreement, participants generally have all of the rights of a stockholder with respect to restricted stock. Restricted stock may be issued for a nominal purchase price and may be subject to vesting over time or upon attainment of performance targets. Any dividends or other distributions paid on restricted stock may also be subject to restrictions to the same extent as the underlying stock. Award agreements related to restricted stock may provide that restricted stock is subject to repurchase by the company or forfeiture in the event that the participant ceases to be an employee, director or consultant prior to vesting.
Stock Appreciation Rights. The Restated Plan provides for discretionary grants of stock appreciation rights to employees, non-employee directors and consultants. Stock appreciation rights may be granted with terms determined by the Administrator, provided that the exercise price for stock appreciation rights may not be less than fair market value on the date of grant. The Administrator may pay amounts owed upon exercise of a stock appreciation right in shares of common stock or cash or a combination of both, at the Administrator’s discretion. Stock appreciation rights may not have a term in excess of ten years. To date, no stock appreciation rights have been granted under the Existing Plan.
Performance Bonus Awards. The Restated Plan provides for grants of cash-based performance bonus awards to employees, non-employee directors and consultants based upon objectively determinable bonus formulas relating to the performance criteria included in the Restated Plan. To date, no performance bonus awards have been granted under the Existing Plan.
Other Stock-Based Awards. The Restated Plan allows for various other awards including dividend equivalents, stock payments, restricted stock units, and other incentive awards, with such terms generally as the Administrator may determine in its discretion, provided that no dividend equivalents may be payable with respect to options or stock appreciation rights. Other stock based awards may also include limited partnership interests in our operating partnership that may be exchanged or redeemed ultimately for shares of our common stock on a one-for-one basis, or LTIP units, which constitute profits interest in the Partnership that may be convertible into regular limited partnership interests, which limited partnership interests will be issued in accordance with the applicable partnership agreement of the Partnership and may be exchanged or redeemed for shares of our common stock. To date, no LTIP units have been granted under the Existing Plan. To date, no other stock-based awards have been granted under the Existing Plan.

Performance Awards
The Administrator may grant awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of performance criteria as applicable to our performance or the performance of a division, business or other operational unit or an individual, measured either in absolute terms, on a same-property basis, as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices for any given performance period. Such performance criteria may include, without limitation: net earnings (either before or after interest, taxes, depreciation and amortization), gross or net sales or revenue, net income (either before or after taxes), adjusted net income, operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on capital, return on shareholders’ equity, total shareholder return, return on sales, gross or net profit or operating margin, costs, funds from operations, expenses, working capital, earnings per share, adjusted earnings per share, price per share of common stock, implementation or completion of critical projects, comparisons with various stock market indices, debt reduction, shareholder equity, operating efficiency, financial ratios, or financing and other capital raising transactions.
The Administrator may provide that one or more adjustments will be made to one or more of the performance goals established for any performance period.

Forfeiture, Recoupment and Clawback Provisions
Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the Administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.
Additional REIT Restrictions
The Restated Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a REIT.
Awards Generally Not Transferable
Awards under the Restated Plan are generally not transferable during the award holder’s lifetime without the consent of the Administrator. The Administrator may allow an award other than an incentive stock option to be transferable to certain permitted transferees or for estate or tax planning purposes, provided the transfer is for no consideration and the transferee agrees to comply with certain requirements under the Restated Plan.
Changes in Control and Corporate Transactions
In the event of certain changes in the capitalization of our company or certain corporate transactions involving our company (such as a stock split, stock dividend, a combination or exchange of shares, merger, consolidation, distribution of assets to stockholders (other than normal cash dividends) or any other corporate event affecting our stock or the share price of our stock, other than an equity restructuring), and certain other events (including a change in control, as defined in the Restated Plan), the Administrator may make proportionate adjustments to:

•	the aggregate number and type of shares that may be issued under the Restated Plan,

•	the limitations on the maximum number of shares that may be subject to awards granted under the Restated Plan to any individual in any calendar year,

•	the number and kind of shares subject to outstanding awards under the Restated Plan,

•	the terms and conditions of any outstanding awards under the Restated Plan, and

•	the grant or exercise price per share for any outstanding awards under the Restated Plan.
In the event of an equity restructuring, which is defined under the Restated Plan as a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of our common stock (or other securities) or the share price of our common stock (or other securities) and causes a change in the value of our common stock underlying outstanding awards:

•	the number and type of shares subject to each outstanding award and the grant or exercise price thereof, if applicable, will be proportionately adjusted by the Administrator, and

•
the administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such equity restructuring with respect to the aggregate number and kind of shares that may be issued under the Restated Plan (including, but not limited to, adjustments of the limitations on the maximum number of shares that may be subject to awards granted under the Restated Plan to any individual in any calendar year).

Should any of the foregoing events or certain other events (including a change in control, as defined in the Restated Plan) occur, the Administrator is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of awards under the Restated Plan. Except as may be set forth in the applicable award agreement, if a change in control occurs and the holder’s awards are not continued, converted, assumed or replaced, those awards become fully exercisable and vested. Award holders will also have an opportunity to exercise any vested awards prior to the consummation of such changes in control or other corporate transactions or events.

Prohibition on Repricing
The Administrator shall not, without the approval of our stockholders, (1) authorize the amendment of any outstanding stock option or stock appreciation right to reduce the price per share, or (2) cancel any stock option or stock appreciation right in exchange for cash or another award when the stock option or stock appreciation right price per share exceeds the fair market value of the underlying shares of common stock.
Term of the Restated Plan; Amendment and Termination
If this Proposal No. 3 is approved, the Restated Plan will continue until February 6, 2030, unless earlier terminated by the Board. Our Board may terminate the Restated Plan at any time. Our Board may also modify the Restated Plan from time to time, except that our Board may not, without prior stockholder approval, (1) amend the Restated Plan so as to increase the number of shares of stock that may be issued under the Restated Plan, or (2) amend the Restated Plan in any manner which would require stockholder approval to comply with any applicable law, regulation or stock exchange rule. No termination, amendment, or modification of the Restated Plan will adversely affect in any material way any award previously granted pursuant to the Restated Plan without the prior written consent of the participant.
Securities Laws. The Restated Plan is intended to conform to all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3. The Restated Plan will be administered, and awards will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.
Federal Income Tax Consequences Associated with the Restated Plan
The following is a general summary under current law of the material federal income tax consequences to participants in the Restated Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.
Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the Restated Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NQSOs, the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess of the fair market value of a share of common stock over the option exercise price on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the excess of the fair market value of a share of common stock over the option exercise price on the date of the option’s exercise will be taxed at ordinary income rates (or, if less, the gain on the sale), and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered an item of adjustment for alternative minimum tax purposes.
An ISO exercised more than three months after an optionee terminates employment, for reasons other than death or disability, will be taxed as a NQSO, and the optionee will recognize ordinary income on the exercise. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.
Restricted Stock and Restricted Stock Units. An individual to whom restricted stock is issued generally will not recognize taxable income upon such issuance, and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price of such shares, and we will be entitled to a deduction for the same amount. Participants may only make an 83(b) election with the consent of the Administrator.
A participant generally will not recognize taxable income and we generally will not be entitled to a tax deduction upon the grant of restricted stock units. Upon the payment of restricted stock units, the participant will recognize taxable income at ordinary income tax rates, and we should be entitled to a corresponding tax deduction for compensation expense, in the amount paid to the participant or the amount by which the then fair market value of the shares received by the participant exceeds the amount, if any, paid for them.
Upon the subsequent disposition of any shares received pursuant to a restricted stock or restricted stock unit award, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Stock Appreciation Rights. A participant will not be taxed upon the grant of a stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the stock received upon exercise. At the time of exercise, we will be eligible for a tax deduction as a compensation expense equal to the amount that the participant recognizes as ordinary income. Upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
LTIP Units. LTIP unit awards that constitute “profits interests” within the meaning of the Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the Partnership’s income, gain, loss, deduction and credit, regardless of whether the Partnership makes a distribution of cash. Instead, LTIP units are generally taxed upon a disposition of the LTIP units or distributions of money to the extent that such amounts received exceed the basis in the LTIP units. Generally, no deduction is available to us upon the grant, vesting or disposition of the LTIP units.
If LTIP units are granted to a recipient who is an employee, the issuance of those units may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by us. Additionally, if self-employed, the recipient must pay the full amount of all FICA employment taxes on the employee’s compensation, whereas regular employees are only responsible for 50% of these taxes.
Other Stock Awards and Performance Bonus Awards. A participant generally will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of other stock awards, including stock payments, dividend equivalents or other stock-based awards, or performance bonus awards, until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates and we should be entitled to a corresponding tax deduction for compensation expense. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a short-term or long-term capital gain or loss in the amount of the difference between the sales price of the shares and the participant’s tax basis in the shares.
Section 409A of the Code. Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal income tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A.
Section 162(m) Limitation. In general, under Section 162(m), publicly-held corporations are generally precluded from deducting compensation in excess of $1.0 million per year paid to current or former named executive officers. Prior to the TCJA, covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as "performance-based" under Section 162(m) was exempt from this $1.0 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Certain awards under the Existing Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief, however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee under the Existing Plan or the Restated Plan.
Plan Benefits
Under the Existing Plan, our executive officers, employees and non-employee directors have received the following equity awards through February 6, 2020 that remained outstanding and unvested on such date. No awards have been granted to date under the Restated Plan as it does not become effective until stockholder approval.

	Shares of Time-Based Restricted Stock	Shares of Performance- Based Restricted Stock (at “Maximum” Performance)
Ernest S. Rady	—	135,277
Chairman of the Board, President and Chief Executive Officer
Robert F. Barton	—	65,405
Executive Vice President and Chief Financial Officer
Adam Wyll	—	45,675
Executive Vice President and Chief Operating Officer
Jerry Gammieri	—	26,417
Vice President of Construction and Development
Executive Officers as a Group (4 persons)	—	272,774
Employees as a Group (excluding Executive Officers) (202 persons)	—	67,967
Non-Employee Directors as a Group (4 persons)	4,412	—
Nominees for Election as a Director (5 persons)	4,412	135,277
Associates of any such Directors, Executive Officers or Nominees (0 persons)	—	—
Other Persons Who Received or Are to Receive 5% of Such Options, Warrants, or Rights (0 persons)	—	—
 Our non-employee directors are also eligible to receive automatic restricted stock awards under the Restated Plan pursuant to our non-employee director compensation policy, as described above under “Director Compensation.”
All other future grants under the Restated Plan are within the discretion of the Administrator and the benefits of such grants are, therefore, not determinable.

Recommendation of the Board of Directors:

Our Board of Directors recommends a vote “FOR” the Restated Plan.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, American Assets Trust, Inc.'s stockholders are entitled to vote at the annual meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory recommendation only, and it is not binding on American Assets Trust, Inc. or our Board.

A majority of the votes cast at the 2018 Annual Meeting of Stockholders were voted in favor of holding the advisory vote on executive compensation on an annual basis and, in accordance with this stockholder preference, our Board has determined that advisory votes on executive compensation will continue to be held on an annual basis.

Although the approval is non-binding, our Compensation Committee and Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We encourage stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that American Assets Trust, Inc.'s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in American Assets Trust, Inc.'s Proxy Statement for the 2020 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”

Recommendation of the Board of Directors:

Our Board of Directors recommends that stockholders vote “FOR” the advisory approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

EXECUTIVE OFFICERS

American Assets Trust, Inc.'s current executive officers are as follows:

Name	Age	Position
Ernest S. Rady	82	Chairman of the Board of Directors, President and Chief Executive Officer
Robert F. Barton	62	Executive Vice President and Chief Financial Officer
Adam Wyll	45	Executive Vice President and Chief Operating Officer
Jerry Gammieri	55	Vice President of Construction and Development

The following section sets forth certain background information regarding those persons currently serving as executive officers of American Assets Trust, Inc., excluding Ernest S. Rady, who is described on page 4 under “Proposal No. 1 — Nominees for Election to the Board”:

Robert F. Barton. Mr. Barton has served as our Executive Vice President and Chief Financial Officer since the completion of our initial public offering in January 2011. Mr. Barton has managerial and supervisory responsibility for our accounting, taxation, risk management, capital markets, financial reporting and investor relations departments. Mr. Barton brings to his role more than 30 years of experience in commercial real estate, accounting, tax, mergers and acquisitions and structured finance. From 1998 until our initial public offering, Mr. Barton served as executive vice president and chief financial officer of American Assets, Inc. Additionally, from 2002 until our initial public offering, Mr. Barton served as chief financial officer and chief compliance officer of American Assets Investment Management, LLC, an investment advisor affiliated with American Assets, Inc. that is registered with the SEC. From 1996 until 1998, Mr. Barton served as executive director of real estate and finance for Flour Daniel, a Fortune 500 engineering and construction company. From 1986 until 1996, Mr. Barton served as senior vice president and chief financial officer of RCI Asset Management Group, a privately held real estate developer, whose capital partners included Melvin Simon & Associates, the predecessor entity to Simon Property Group. Prior to joining RCI, Mr. Barton was a senior audit manager at Kenneth Leventhal & Company, where he served private and publicly traded companies, including commercial and residential real estate developers. Mr. Barton began his professional career in 1980 as an auditor with Arthur Young & Co. where his primary focus was in the real estate, banking and health care industries. Mr. Barton is a member of the International Council of Shopping Centers and Urban Land Institute.  Mr. Barton is also a member of the Audit and Corporate Responsibility Committee for Rady Children’s Hospital and Health Center. Mr. Barton received his Bachelor of Science degree in business administration with a major in accounting from California State University, Pomona and an Executive Certification in Mergers & Acquisitions from Northwestern University. Mr. Barton is licensed as a Certified Public Accountant in California.

Adam Wyll. Mr. Wyll has served as our Executive Vice President and Chief Operating Officer since November 2019. Mr. Wyll previously served as our Senior Vice President, General Counsel and Secretary from the completion of our initial public offering in January 2011 until November 2019. Mr. Wyll has managerial and supervisory responsibility for our legal, corporate transactions (encompassing acquisitions, dispositions and financings), information technology and human resources departments and certain other corporate operations, and continues to serve as our General Counsel and Secretary. From 2004 until our initial public offering, Mr. Wyll served in two officer positions at American Assets, Inc., initially as vice president of private equity and as vice president of legal and business affairs. His responsibilities included structuring and managing complex corporate transactions, including real estate acquisitions, dispositions and financings, as well as private equity investments. Additionally, from 2007 until our initial public offering, Mr. Wyll served as vice president, director of client services of American Assets Investment Management, LLC, an investment advisor affiliated with American Assets, Inc. that is registered with the SEC. Prior to joining American Assets, Inc., Mr. Wyll was an attorney with a national law firm based in Dallas, Texas, where he specialized in representing institutional lenders and commercial real estate groups in financial transactions, restructurings and other corporate matters. Mr. Wyll is a graduate of the University of Texas, School of Law (Austin). Mr. Wyll obtained his finance degree from the University of Texas, School of Business (Austin).

Jerry Gammieri. Mr. Gammieri has served as our Vice President of Construction and Development since the completion of our initial public offering in January 2011. Mr. Gammieri has managerial and supervisory responsibility for our new developments, construction projects, tenant improvements and entitlements. From 2000 until our initial public offering, Mr. Gammieri served as vice president of construction for American Assets, Inc., where he was responsible for all aspects of construction activities for American Assets, Inc. and its affiliates. From 1989 until 2000, Mr. Gammieri served as vice president of operations for

Peterbilt Construction Company, where he was responsible for all aspects of operations. Mr. Gammieri earned his Associate of Arts and Science degree in construction from the State University of New York at Canton.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of American Assets Trust, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the Compensation Committee's review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

This report of the Compensation Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Compensation Committee.
Dr. Robert S. Sullivan, Chairperson
Duane A. Nelles
Joy L. Schaefer

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers in 2019, and the material factors that we considered in making those decisions. For 2019, our named executive officers included:

•	Ernest S. Rady, our Chairman of the Board, President and Chief Executive Officer,

•	Robert F. Barton, our Executive Vice President and Chief Financial Officer,

•	Adam Wyll, our Executive Vice President and Chief Operating Officer, and

•	Jerry Gammieri, our Vice President of Construction and Development.

Executive Summary

Fiscal 2019 — The Year in Review
Our executive compensation program is primarily comprised of three elements: base salary, annual bonuses and long-term equity incentives. Long-term equity awards are in the form of performance-based restricted stock awards which vest over a multi-year vesting period.

Our executive team is focused on the disciplined execution of our business strategy. Our fiscal and operational 2019 accomplishments, guided by our named executive officers, illustrate this focus, which included, among other things, the following:

•
Acquisition Activity: In 2019, we acquired La Jolla Commons, consisting of two trophy office towers, an entitled development parcel and two parking structures, located in the preeminent University Town Center submarket of San Diego, California. The purchase price was $525 million, less a seller credit of approximately $11.5 million.

•
Development Activity: In 2019, we continued redevelopment activity at Waikele Center in Waipahu, Hawaii and Oregon Square in Portland, Oregon; and commenced pre-construction development activity at La Jolla Commons.

•	Significant Leasing Activity: In 2019, we leased approximately 504,000 square feet of office space and 296,000 square feet of retail space.

•
Capital Markets Activity: In 2019, we priced an underwritten public offering of 10,925,000 shares of our common stock at a price to the public of $44.75 per share with net proceeds of approximately $472.6 million, after deducting underwriting discounts, commissions and offering expenses.

•
Financing Activity: In 2019, we closed on a privately placed debt offering of $150,000,000 of eleven-year senior guaranteed notes. The notes are unsecured, pay a fixed interest rate of 3.88% (net of the settlement of a treasury lock contract) and are due on July 30, 2030.

•
Investment Grade Credit Ratings: In 2019, we maintained our investment grade credit ratings from all three major U.S. credit rating agencies, consisting of a Baa3/Stable rating from Moody's Investor Service, a BBB- /Stable rating from Standard and Poor's Ratings Services and a BBB/negative rating from Fitch Ratings.

•
Portfolio: As of December 31, 2019, our operating portfolio was comprised of 28 office, retail, multifamily and mixed-use properties with an aggregate of approximately 6.6 million rentable square feet of retail and office space (including mixed-use retail space), 2,112 residential units (including 122 RV spaces) and a 369-room hotel. Additionally, as of December 31, 2019, we owned land at three of our properties that we classified as held for development and construction in progress.

•
Financial Results: We achieved funds from operations, or FFO, attributable to common stock and units for 2019 of $155 million, or $2.20 per diluted share/unit, a 5% increase from the year ended December 31, 2018. (A reconciliation of FFO to net income is included on page 58 of our Annual Report on Form 10-K for the year ended December 31, 2019.)

•
Same-Store Cash NOI Growth: In 2019, same-store net operating income increased 2.1% for our office segment, decreased 2.9% for our retail segment and increased 0.2% for our multifamily segment, as compared to the year ended December 31, 2018. (A reconciliation of net operating income, or NOI, to net income is included on page 57 of our Annual Report on Form 10-K for the year ended December 31, 2019.)

•	Dividends: We declared aggregate dividends in 2019 of $1.14 per share, a 4.6% increase from the year ended December 31, 2018.

2019 Executive Compensation Actions
The Compensation Committee took into account a number of factors in making its 2019 and 2020 compensation decisions, including our financial and operational results and individual performance. It is our intention to provide Messrs. Rady, Barton and Wyll with a target total annual compensation opportunity, including base salary, annual bonus targets and target restricted stock award grants, competitive with the median of similarly-situated executive officers among our then-current NAREIT peer group (based on total market capitalization) for compensation purposes as determined based on the executive's duties, authority and responsibilities (and not solely by reference to title) in the reasonable discretion of the Compensation Committee as per Messrs. Rady, Barton and Wyll's restated employment agreements. Mr. Gammieri's compensation is determined by the Compensation Committee (with input from Mr. Rady), but such compensation is in the Compensation Committee’s discretion and may or may not be based on competitive compensation information.

In light of these considerations, the Compensation Committee made the following executive compensation decisions with respect to 2019 and 2020:

•
Market Appropriate Base Salaries: We seek to provide our named executive officers with competitive cash compensation opportunities in order to provide them with a stable annual income at an appropriate level. In December 2019, the Compensation Committee made adjustments to the base salary rates for Messrs. Rady, Barton, Wyll and Gammieri for 2020, each as set forth below:

2020 BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

Named Executive Officer	2019 Base Salary	2020 Base Salary	% Increase
Ernest Rady	$545,900	$600,000	10%
Robert F. Barton	$414,060	$438,903	6%
Adam Wyll	$350,200	$375,000	7%
Jerry Gammieri	$235,870	$243,000	3%

•
Annual Bonuses: Consistent with the incentive bonus plan authorized in 2019 and described below under "Elements of Executive Officer Compensation," the Compensation Committee conducted a comprehensive evaluation of corporate and individual performance in 2019 for purposes of determining cash bonuses for Messrs. Rady, Barton, Wyll and Gammieri. Additionally, at the request of the Compensation Committee, Mr. Rady conducted a subjective assessment of Messrs. Barton, Wyll and Gammieri's individual performance, which reflected Messrs. Barton, Wyll and Gammieri's contribution to the achievement of our operations and performance criteria described herein, to be evaluated by the Compensation Committee with respect to the discretionary element of the cash bonuses. Based upon the Compensation Committee's performance evaluation, the relative roles and responsibilities for Messrs. Rady, Barton, Wyll and Gammieri and an analysis of the objective calculations under our incentive bonus plan (solely for Messrs. Barton, Wyll and Gammieri) with respect to the corporate performance component, the Compensation Committee approved the cash bonuses for Messrs. Rady, Barton, Wyll and Gammieri for 2019 as set forth below:

2019 CASH BONUSES FOR NAMED EXECUTIVE OFFICERS

Executive	2019 Cash Bonus	2019 Target Bonus (% Base Salary)	Actual Bonus (% Base Salary)(1)
Ernest Rady	$1,200,000	N/A	220%
Robert F. Barton	$621,090	100%	150%
Adam Wyll	$393,975	75%	113%
Jerry Gammieri	$176,903	50%	75%
______________

(1)
For Messrs. Barton, Wyll and Gammieri, amounts reflect (i) 200% achievement of the target level based on the corporate performance component of the cash bonuses and (ii) target achievement with respect to the discretionary component of the cash bonuses.

Mr. Rady's discretionary cash bonus was determined by our Compensation Committee based on Mr. Rady's decisive leadership and substantial contribution to our financial and operational success.
For 2020, the target bonus percentage remains 100% for Mr. Barton and 50% for Mr. Gammieri; and was increased from 75% to 85% for Mr. Wyll. Mr. Rady’s annual bonus is determined in the sole discretion of our Compensation Committee and he does not have a target bonus percentage.

•
Restricted Stock Grants: Our Compensation Committee has determined to provide annual equity grants to our named executive officers, the vesting of which is based upon achievement of pre-established performance objectives. The stock awards granted to our named executive officers are entirely subject to performance vesting provisions. The elements of our restricted stock grant awards are designed to ensure that management maintains a long-term focus that serves the best interests of our Company and our stockholders by tying a significant portion of total direct compensation to the achievement of certain financial metrics.

The following table lists the restricted stock awards granted to our named executive officers in December 2019 subject to the achievement of pre-established performance objectives as described below under "Elements of Executive Officer Compensation." It is the current intention of the Compensation Committee for annual grants of restricted stock awards to be made to our named executive officers in December of each calendar year going forward.

2019 RESTRICTED STOCK GRANTS FOR NAMED EXECUTIVE OFFICERS

	December 2019
Executive	"Target" Number of Shares (1)	"Maximum" Number of Shares (1)	"Target" Value at Grant	"Maximum" Value at Grant
Ernest Rady	42,454	63,681	$2,000,000	$3,000,000
Robert F. Barton	21,227	31,841	$1,000,000	$1,500,000
Adam Wyll	16,982	25,473	$800,000	$1,200,000
Jerry Gammieri	8,491	12,736	$400,000	$600,000
______________
(1)    The "target" and "maximum" value at grant was converted into a "target" and "maximum" number of shares, respectively, of restricted stock based on the fifty day historical average closing price per share (approx. $47.11) of our common stock as of
December 9, 2019 (the date of grant).

Executive Compensation Program Overview
Our executive compensation program is administered under the direction of the Compensation Committee of the Board. The responsibilities of the Compensation Committee are more fully described above under “Board Committees — Compensation Committee.”

Objectives of Our Compensation Program
Our compensation program is designed to attract, motivate and retain talented executives that will drive our financial and operational objectives while creating long-term stockholder value. This program is further designed to accomplish the following objectives:

•	to attract, retain and motivate a high-quality executive management team capable of creating long-term stockholder value;

•
to provide compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for-performance philosophy and create a strong alignment of management and stockholder interests; and

•	to achieve an appropriate balance between risk and reward in our compensation programs that does not incentivize unnecessary or excessive risk taking.
Elements of Our Executive Compensation Program
We believe that each of the elements of our executive compensation program plays an important role and that together they serve to achieve our compensation objectives. The Compensation Committee intends for the executive compensation program overall to be aligned with the following long-term philosophical positioning:

•
Base Salary: The Compensation Committee intends that annual base salaries for our named executive officers provide a stable annual income at a level that is consistent with the individual executive officer's role and contribution to the Company.

•
Annual Bonuses: Annual bonus opportunities are intended to link each executive officer's compensation to our overall financial and operating performance, and the officer's individual and business unit performance, for a particular year.

•
Long-Term Equity Incentive Awards: Long-term equity incentive awards, consisting of restricted stock awards, are intended to further promote retention through multi-year performance-based vesting, to significantly align the financial interests of our executives with those of our stockholders and to encourage actions that maximize long-term stockholder value.

•
Other Compensation: The named executive officers also are eligible to receive other elements of compensation, including health and retirement benefits, as described below under “Other Benefits.” All of these compensation elements are considered by the Compensation Committee in setting the compensation of our named executive officers. To the extent that we provide our named executive officers with any perquisites or benefits beyond those provided to all other employees, such arrangements will be limited in scope and conservative in relation to market practices. We have also entered into employment agreements with Messrs. Rady, Barton and Wyll, which are described below under “— Restated Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

•
Allocation of Compensation: The Compensation Committee strives to strike an appropriate balance among base salary, annual bonus and long-term incentives, and it may adjust the allocation of pay in order to facilitate the achievement of our objectives or remain competitive in the market for executive talent. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of cash and non-cash compensation. We do not guarantee that any executive will receive a specific market-derived compensation level and actual compensation may be above or below targets based on both Company and individual performance.

The compensation levels of the named executive officers reflect to a significant degree their varying roles and responsibilities.

Determination of Compensation Awards
The initial compensation arrangements with Messrs. Rady, Barton and Wyll were determined in negotiations with each individual executive both prior to our initial public offering and in March 2014, and based on input from our independent compensation consultants at such times. Since then, our Compensation Committee annually reviews and determines the total compensation to be paid to our named executive officers based on our performance and its assessment of the individual performance of our named executive officers, as described below.
Role of Management. Mr. Rady, our Chairman, President and Chief Executive Officer, may make recommendations to the Compensation Committee based on its requests. Mr. Rady also discusses with the Compensation Committee members:

•	the Company's and its peers' performance;

•	the financial and other impacts of proposed compensation changes on our business;

•	compensation peer group data; and

•	the performance of the other named executive officers, including information on how he evaluates the other executives' individual and business unit performances.

The Compensation Committee also gathers data on the Chief Executive Officer's performance through several channels, including qualitative and quantitative assessments of our performance, discussions with other members of the management team and discussions with other members of the Board.

The Compensation Committee generally meets without any members of management present, except for Mr. Wyll who serves as secretary for such meetings. To the extent any of the named executive officers attend a Compensation Committee meeting, Mr. Wyll does not attend any portion of the Compensation Committee meeting intended to be held without members of management present, or any executive sessions relating to his own compensation.

Competitive Market Data and Compensation Consultants.  The Compensation Committee did not receive any compensation advice or services from a compensation consultant in respect of the 2019 compensation of the named executive officers.

Consistent with prior years, the Compensation Committee determined to utilize peer data from the then-current NAREIT Compensation Survey in the review and evaluation of its compensation decisions for the named executive officers in 2019. The 2019 compensation peer group established by our Compensation Committee consists of the participating REITs included in the 2019 NAREIT Compensation Survey in both the (i) $3 billion to $5 billion of total capitalization range and (ii) $5 billion to $10 billion of total capitalization range. As of November 1, 2019, our total capitalization was approximately $5.1 billion. For the $3 billion to $5 billion total capitalization range, the 2019 NAREIT Compensation Survey included responses of 30 companies for Chief Executive Officer, 30 companies for Chief Financial Officer, 21 companies for Chief Operating Officer, 24 companies for General Counsel and 11 companies for Top Construction Professional. For the $5 billion to $10 billion total capitalization range, the 2019 NAREIT Compensation Survey included responses of 22 companies for Chief Executive Officer, 21 companies for Chief Financial Officer, 10 companies for Chief Operating Officer, 17 companies for General Counsel and 12 companies for Top Construction Professional. The 2019 NAREIT Compensation Survey discloses only a partial list of participants and therefore, our Compensation Committee was not aware of the specific companies included within our total capitalization range for our named executive officers.

While certain REITs included in our total market capitalization range from the 2019 NAREIT Compensation Survey may not be in direct competition with us, our Compensation Committee believes that such peer group is reasonably representative of our market for executive talent in the publicly-traded, commercial real estate space.

It is our intention to provide Messrs. Rady, Barton and Wyll with total target annual compensation opportunities competitive with the median of similarly-situated executive officers among our then-current compensation peer group as determined in the reasonable discretion of the Compensation Committee. Mr. Gammieri's compensation is determined by the Compensation Committee (with input from Mr. Rady), but such compensation is in the Compensation Committee’s discretion and may or may not be based on competitive compensation information.

Elements of Executive Officer Compensation
The Compensation Committee does not solely seek to benchmark compensation based upon the NAREIT Compensation Survey reviewed. To a significant degree, the Compensation Committee uses its subjective judgment based upon a review of all information, including an annual review for Messrs. Rady, Barton, Wyll and Gammieri of their respective level of responsibility, contributions to our financial and operational results and our overall performance. The Compensation Committee makes a generalized assessment of these factors and this information is not weighted in any specific manner.

Base Salary
The base salary for Messrs. Rady, Barton and Wyll is provided in their employment agreements between the Company, American Assets Trust, L.P., and such executive officer, as described below under “— Restated Employment Agreements,” subject to annual increases in the discretion of the Board or the Compensation Committee. In determining base salary increases, the Compensation Committee will consider each named executive officer's individual performance and business unit performance, as well as our overall performance, market conditions and median salary information of our compensation peer set, as appropriate. Mr. Gammieri's base salary adjustment may or may not be based on competitive compensation information for 2019 and was determined by the Compensation Committee (with input from Mr. Rady), in its discretion.

During 2019, our named executive officers received base salary increases as described under "Executive Summary" above.

Cash Bonuses
Our annual incentive bonus plan focuses annual cash bonus opportunities and payouts, in part, on the achievement of specific, pre-established corporate performance objectives by Messrs. Barton, Wyll and Gammieri.

Eligibility to receive these cash bonuses incentivizes such executive officers to strive to perform at their highest levels and further our interests and the interests of our stockholders. Mr. Rady did not participate in the incentive bonus plan or have a target bonus percentage in 2019, and as such, his annual bonus was entirely at the discretion of the Compensation Committee.

Minimum, Target and Maximum Bonus Amounts. Under the incentive bonus plan, 50% of Messrs. Barton, Wyll and Gammieri's annual bonus will be tied, in part, to corporate financial measures, with “threshold,” “target” and “maximum” performance levels corresponding to the payout levels for the corporate component of each such executive officer's target annual bonus payout (with below threshold representing a 0% payout level for the applicable financial measure, target performance representing a 100% payout level for the applicable financial measure and maximum or greater performance representing a 200% payout level for the applicable financial measure). Fifty percent of Messrs. Barton, Wyll and Gammieri's annual bonus will be determined in the discretion of the Compensation Committee based on the executive’s individual performance and such other factors as the Compensation Committee deems appropriate. The payout levels to be determined for the 50% discretionary component of Messrs. Barton, Wyll and Gammieri's annual bonus will range between 0% and 250% of target. As a result, in no event will Messrs. Barton, Wyll or Gammieri receive an annual bonus payout in excess of 250% of their respective target bonus.

2019 target bonuses under the incentive bonus plan for Robert F. Barton, our Executive Vice President and Chief Financial Officer, Adam Wyll, our Executive Vice President and Chief Operating Officer, and Jerry Gammieri, our Vice President of Construction and Development, were 100%, 75% and 50% of base salary, respectively.

2019 Annual Cash Incentives

Corporate Performance Measures for 2019. The corporate financial measure that determined the payout of the corporate component of the annual bonuses for Messrs. Barton, Wyll and Gammieri under the cash bonus plan in 2019 was FFO per share. The Compensation Committee has the exclusive authority, in its reasonable discretion, to determine the FFO per share for purposes of the corporate component of the annual bonuses (including, if so determined by the Compensation Committee, to determine FFO per share based on reasonable estimates of FFO per share for 2019 based on the Company's guidance published prior to the end of 2019 or such other sources as the Compensation Committee deems appropriate).

The threshold, target and maximum levels of FFO per share established by the Compensation Committee for 2019 bonus purposes in December 2018 were as follows:

Company FFO Per Share	Performance Multiplier (1)
2.20	Maximum - 200%
2.16	Target - 100%
2.12	Threshold - 25%
Below $2.12	0%
______________

(1) Performance between achievement levels will be determined by linear interpolation.

For the purposes of the cash bonus plan calculations, “FFO” means net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, as calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts and in a manner generally consistent with the FFO calculations set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and/or any supplemental information filed in connection therewith; and “FFO Per Share” means FFO per share (computed in accordance with generally accepted accounting principles), as calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts and in a manner generally consistent with the FFO per share calculations set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and/or any supplemental information filed in connection therewith. (A reconciliation of FFO to net income is included on page 58 of our Annual Report on Form 10-K for the year ended December 31, 2019.)

The Compensation Committee selected the foregoing performance measure for 2019 because they believed that FFO per share represented the key financial and operational performance metric for which Messrs. Barton, Wyll and Gammieri were directly or indirectly responsible, thereby creating a clear link between executive actions and corporate results. In addition, the Compensation Committee believed that the selected performance measure was important to sustaining our long-term performance. This performance measure is also commonly used by other REITs to measure performance.

The Compensation Committee has the exclusive authority, in its reasonable discretion, to make proper adjustments and/or modifications to the foregoing calculations in the event that, among other things, there were events or circumstances that the Compensation Committee believed were extraordinary or unusual in nature or infrequent in occurrence and that otherwise had an unintended effect on the calculations.

Individual Performance Measures for 2019. A portion of each of Messrs. Barton, Wyll and Gammieri's annual bonus was determined in the sole discretion of the Compensation Committee in 2019 based on individual performance and the consideration of such other factors as the Compensation Committee determined to be appropriate.

Determination of 2019 Cash Bonus Amounts

The Compensation Committee determined the bonuses for Messrs. Barton, Wyll and Gammieri based on the achievement of the established goals and its subjective performance of each such executive officer's individual performance. For 2019, our FFO per share was $2.20. As a result, Messrs. Barton, Wyll and Gammieri achieved the "maximum" performance multiplier of 200% with respect to the corporate component of the annual bonuses under the cash bonus plan in 2019.

Furthermore, with respect to the discretionary component of the annual bonuses in 2019, the Compensation Committee determined to award 100% of target level for each of Mssrs. Barton, Wyll and Gammieri.

The actual annual bonuses paid to the named executive officers for 2019 are set forth below in the "Summary Compensation Table."

Discretionary Bonus for Mr. Rady. The Compensation Committee determined to award Mr. Rady a discretionary bonus of $1,200,000 for 2019. Mr. Rady's discretionary cash bonus was determined by our Compensation Committee based on its consideration of the factors described above in connection with the determination of the bonuses for Messrs. Barton, Wyll and Gammieri under the annual incentive bonus plan for 2019 as well as Mr. Rady's decisive leadership and substantial contribution to our finances and operations.

2020 Annual Cash Incentives

For 2020, our Compensation Committee has established an annual incentive bonus plan for Messrs. Barton, Wyll and Gammieri consistent with the threshold, target and maximum bonuses described above for 2019, the weightings between corporate and individual performance in determining final annual bonus payouts and the performance measures described herein.

Corporate Performance Measure for 2020. The corporate financial measure that will determine the payout of the corporate component of the annual bonuses for Messrs. Barton, Wyll and Gammieri under the cash bonus plan in 2020 is FFO per share. The Compensation Committee has the exclusive authority, in its reasonable discretion, to determine the FFO per share for purposes of the corporate component of the annual bonuses (including, if so determined by the Compensation Committee, to determine FFO per share based on reasonable estimates of FFO per share for 2020 based on the Company's guidance published prior to the end of 2020 or such other sources as the Compensation Committee deems appropriate).

The threshold, target and maximum levels of FFO per share established by the Compensation Committee for 2020 bonus purposes are as follows:

Company FFO Per Share	Performance Multiplier (1)
$2.46	Maximum - 200%
$2.42	Target - 100%
$2.38	Threshold - 25%
Below $2.38	0%
______________

(1) Performance between achievement levels will be determined by linear interpolation.

Individual Performance Measures for 2020. A portion of Messrs. Barton, Wyll and Gammieri's annual bonus will be determined in the sole discretion of the Compensation Committee in 2020 based on individual performance and the consideration of such other factors as the Compensation Committee determines to be appropriate.

Long-Term Equity Incentive Awards
Long-term equity incentives are provided to our named executive officers through grants of restricted stock by the Compensation Committee pursuant to the Existing Plan, as further described below. Subject to the terms of the Existing Plan, the Compensation Committee, as plan administrator, has the discretion to determine both the recipients of awards and the terms and provisions of such awards, including the applicable exercise or purchase price, expiration date, vesting schedule and terms of exercise. The Existing Plan is subject to certain limitations on the maximum number of shares granted or cash awards payable in any calendar year. The Existing Plan, and the proposed amendment and restatement of the Existing Plan, are described in further detail in Proposal No. 3 above.

We intend that grants of long-term incentive awards will be designed to increase our named executive officers' stock ownership in our Company, to directly align employee compensation with the interests of our stockholders and to encourage actions that maximize long-term stockholder value. We expect that future grants of our long-term incentive awards will generally vest over several years, thereby providing an incentive for the grantee to remain with us. Dividends will be paid on the entirety of the grant from the date of the grant to comply with federal and state tax laws governing real estate investment trusts. We do not coordinate the timing of equity award grants with the release of material non-public information nor do we time the release of material non-public information for purposes of affecting the value of executive compensation. Additionally, we currently do not have outstanding time-based equity awards with any of our employees (except for our non-employee directors).

The Compensation Committee intends to make annual awards of performance-based restricted shares to our named executive officers in December of each year. The purpose of the long-term incentive award program continues to be alignment of the interests of executives with the interests of our stockholders, retention of executives and promotion of actions that result in long-term stockholder value creation.

Messrs. Rady, Barton, Wyll and Gammieri will be granted performance-based restricted stock awards on an annual basis, subject to the discretion and approval of the Compensation Committee. Pursuant to the employment agreements, it is our intention that Messrs. Rady, Barton and Wyll will receive an annual award of performance-based restricted stock that will, together with base salary and target bonus opportunities, provide the executive with target total annual compensation competitive with the median of similarly-situated executive officers among our then current compensation peer group in the reasonable discretion of the Compensation Committee. Each such annual restricted stock award will have an aggregate value at "target" performance levels and at "maximum"

performance levels on the date of grant as follows (which amounts may be increased or decreased each year by the Compensation Committee based on its consideration of comparable compensation peer group data):

ANNUAL STOCK GRANT VALUES FOR NAMED EXECUTIVE OFFICERS

Executive	Annual Target Stock Grant Value	Annual Maximum Stock Grant Value
Ernest Rady	$2,000,000	$3,000,000
Robert F. Barton	$1,000,000	$1,500,000
Adam Wyll	$800,000	$1,200,000
Jerry Gammieri (1)	$400,000	$600,000
______________

(1)
We have not established a formalized or contractual annual target stock grant for Mr. Gammieri. Amounts in the table above for Mr. Gammieri were values determined by our Compensation Committee in 2019.

2019 Long-Term Equity Incentive Awards.

In December 2019, the Compensation Committee awarded each of our named executive officers an award of performance-based restricted shares of our common stock consistent with the methodology described below. The actual number of shares granted to each of the named executive officers in 2019 is set forth in the table on page 37 entitled "2019 Restricted Stock Grants for Named Executive Officers."

The restricted stock awards granted in December 2019, are eligible to vest based on our annualized total shareholder return ("TSR") performance over a one, two and three-year performance period ending November 30, 2020, 2021 and 2022, relative to the Bloomberg REIT Shopping Center Index ("BBRESHOP Index"). Note that TSR takes into account both stock price appreciation and dividends assuming all dividends are reinvested. In the event our relative TSR performance is less than the threshold level of performance, up to 50% of the “target” number of shares may vest based on our Compensation Committee’s qualitative assessment of individual and Company performance for the applicable performance period. Up to one-third of the shares of restricted stock granted in December 2019 may vest based on performance measurements as of each of November 30, 2020, 2021 and 2022.

This equity formula does not guarantee any minimum vesting levels, as the assessment, including the qualitative component, is entirely based on individual and Company performance. In such regard, our Compensation Committee can award less than fifty percent (50%) of target if warranted due to underperformance.

Our Compensation Committee determined to maintain the performance-based metrics first utilized in the December 2018 grants, noting (i) that the BBRESHOP Index is a meaningful index to use given that it is an industry index made up of REITs that we compare ourselves to, are typically benchmarked against by institutional analysts and who primarily own and operate open-air retail and shopping centers whose businesses are generally aligned with ours, including, without limitation, Federal Realty Investment Trust, Regency Centers Corporation and Acadia Realty Trust, and (ii) that utilizing the BBRESHOP Index allows for a more efficient and less complex administration of our restricted stock grant program than prior years in which we were benchmarked against thirty (30) other REITs, in various asset classes and of wide ranging total market capitalizations, as described below.

Relative TSR Performance(1)(2) Relative to the Bloomberg Shopping Center REIT Index(3) for the Performance Period(4)	TSR Performance Multiplier(5)
+500 bps and above	150%
+400 bps	140%
+300 bps	130%
+200 bps	120%
+100 bps	110%
0 bps	100%
-100 bps	90%
-200 bps	80%
-300 bps	70%
-400 bps	60%
-499 bps	50%
-500 bps and below
Up to 50% as determined by the Compensation Committee in its reasonable discretion based on the Compensation Committee's qualitative assessment of overall Company and Participant performance during the Performance Period

______________

(1) “Relative TSR Performance” means the Company TSR less the Bloomberg Shopping Center REIT Index TSR, in each case for the applicable performance period, expressed in basis points.

(2) "Company TSR” means the Company’s compounded annual total shareholder return for the applicable performance period calculated in accordance with the total shareholder return calculation methodology used in the BBRESHOP Index (and, for the avoidance of doubt, assuming the reinvestment of all dividends paid).

(3) "BBRESHOP Index TSR” means the compounded annual total shareholder return for the BBRESHOP Index for the applicable performance period (assuming the reinvestment of all dividends).

(4) For purposes of the 2019 performance restricted stock awards, there are three “performance periods.” The “first performance period” means the period beginning on December 1, 2019 and ending on November 30, 2020. The “second performance period” means the period beginning on December 1, 2019 and ending on November 30, 2021. The “third performance period” means the period beginning on December 1, 2019 and ending on November 30, 2022.

(5) "TSR Performance Multiplier” means, for each performance period, the performance multiplier determined pursuant to the chart above based on the Company’s Relative TSR Performance relative to the BBRESHOP Index for the applicable performance period.

The Compensation Committee retains the discretion to adjust the TSR Performance Multiplier to address events or circumstances that are extraordinary or unusual in nature or infrequent in occurrence or that otherwise have an unintended effect on the calculation of the TSR Performance Multiplier.

We expect to grant similar performance-based restricted stock awards in future fiscal years as provided in the restated employment agreements and on similar terms to those described above, although the Compensation Committee retains the discretion to adjust the amount of such awards and the vesting terms applicable to such awards.
Vesting of 2016 Performance Based Awards.

In December 2016, the Compensation Committee awarded each of our named executive officers an award of performance-based restricted shares of our common stock. Up to one-third of the shares of restricted stock granted in 2016 may vest based on performance measurements as of November 30 for each of the three years following the grant date (each a "measurement date") depending on our "FFO Multiple" on the applicable measurement date.

With respect to our December 2016 performance-based restricted shares of common stock, "FFO Multiple" means a company's closing price per share on the applicable measurement date divided by the company's "Consensus FFO" per share as of such measurement date. "Consensus FFO" means, for each measurement date for each of us and the peer companies, an average of the estimates of FFO for the subsequent calendar year given by institutional analysts covering a company.

For the shares of restricted stock awarded in December 2016, performance rankings corresponding to the vesting percentage for each measurement date were established as follows:

Relative FFO Multiple Ranking Relative to Performance Peer Group on Measurement Date	Restricted Share Vesting as a % of Target Shares Eligible to Vest on Applicable Measurement Date
At or above the 85th Percentile	150%
At or above the 75th Percentile and Below the 85th Percentile	125%
At or above the 60th Percentile and Below the 75th Percentile	100%
At or above the 50th Percentile and Below the 60th Percentile	50%
At or above the 40th Percentile and Below the 50th Percentile	25%
Below the 40th Percentile	0%

As noted in the chart above and except as otherwise described herein, if our FFO Multiple Ranking is below the 40th percentile of its performance peer group for a measurement date, no performance-based restricted shares will vest with respect to such measurement date and any performance-based restricted shares which do not vest with respect to a measurement date will be forfeited. The performance peer group that is used for purposes of determining our FFO Multiple Ranking is the following public REITs that consist of certain of the most well regarded, operated and performing "elite" REITs operating in various assets classes:

FFO Multiple Rank / Performance Peer Group
Federal Realty Investment Trust	Hudson Pacific Properties
Boston Properties, Inc.	Acadia Realty Trust
Paramount Group, Inc.	UDR, Inc.
Essex Property Trust	Kilroy Realty Corporation
Avalon Bay Communities, Inc.	Prologis, Inc.
Regency Centers Corporation	Douglas Emmett Inc.
Equity Residential	Retail Properties of America, Inc.
The Macerich Company	Vornado Realty Trust

On the November 30, 2019 measurement date for the outstanding performance-based restricted stock awards granted in 2016, our Consensus FFO per share was $2.43. As a result, our FFO Multiple was 19.57x, which resulted in a 50% of target level payout with respect to 2016 stock awards due to our FFO Multiple Ranking at the 56th percentile of the applicable peers.

Vesting of 2017 Performance Based Awards.

In December 2017, the Compensation Committee awarded each of our named executive officers an award of performance-based restricted shares of our common stock. The shares of restricted stock granted in 2017 were eligible to vest based on our “Relative TSR Ranking” as of November 30, 2018 (the “measurement date”) for the three-year period ending November 30, 2018.

For the shares of restricted stock awarded in December 2017, performance rankings corresponding to the vesting percentage for each measurement date were based on our "Relative TSR Ranking" compared to multifamily, office and retail peer groups on such measurement date for the trailing three-year performance period (the "performance period") as follows:

Relative TSR Ranking Relative to Multifamily Peer Companies, Office Peer Companies and Retail Peer Companies for the Performance Period (2)(3)	Multifamily, Office and Retail Performance Multiplier (1)
At or above the 85th Percentile	150%
At or above the 75th Percentile and Below the 85th Percentile	125%
At or above the 60th Percentile and Below the 75th Percentile	100%
At or above the 50th Percentile and Below the 60th Percentile	75%
At or above the 40th Percentile and Below the 50th Percentile	25%
Below the 40th Percentile	0%
______________

(1)
The Compensation Committee retained the discretion to adjust the performance multipliers to address events or circumstances that are extraordinary or unusual in nature or infrequent in occurrence that otherwise had an unintended effect on the calculation of the performance multipliers.

(2)
“TSR” means, with respect to the performance period, the total value delivered to stockholders of the Company (or of a peer company, as applicable), as measured by the change in the price of the stock of the Company (or common stock of a peer company, as applicable) over such performance period (positive or negative) from the beginning market value for such performance period to the ending market value for such performance period, plus dividends paid over the performance period assuming dividends are reinvested based on the price of the stock of the Company (or common stock of a peer company, as applicable) on the last trading day of the month during which the ex-dividend date occurs.

(3)
“Relative TSR Ranking” means the Company’s TSR relative to the TSRs of the multifamily peer companies, office peer companies or retail peer companies, as applicable, for the performance period. The Company’s Relative TSR Ranking will be determined by ranking the Company and the multifamily peer companies, office peer companies or retail peer companies, as applicable, from highest to lowest according to their respective TSRs for the performance period, and ranking the Company on a percentile basis.

Vesting was determined based on the Company's "Overall Performance Multiplier" for the performance period. "Overall Performance Multiplier" means the sum of (i) the Multifamily Performance Multiplier multiplied by sixteen percent (16%), (ii) the Office Performance Multiplier multiplied by forty-two percent (42%) and (iii) the Retail Performance Multiplier multiplied by forty-two percent (42%), with such adjustments as reasonably determined by our Compensation Committee. Such percentages are generally intended to conform to the proportion of NOI derived by the Company in 2018 from our multifamily, retail and office segments, to the entire NOI of the Company (excluding our mixed-use segment).

The performance peer groups that were used for purposes of determining our Relative TSR Rankings and Performance Multiplier for the 2017 awards are as follows:

Peer Companies for 2017 Performance-Based Restricted Stock Awards
Multifamily Peer Companies	Office Peer Companies	Retail Peer Companies
UDR Inc.	Douglas Emmett, Inc.	Regency Centers Corporation
Independence Realty Trust, Inc.	Highwoods Properties Inc.	Federal Realty Investment Trust
Camden Property Trust	Mack-Cali Realty Corporation	Acadia Realty Trust
Essex Property Trust, Inc.	Corporate Office Properties Trust	Brookfield Property Partners
AIMCO Properties, L.P.	Kilroy Realty Corporation	The Macerich Company
Avalonbay Communities, Inc.	Cousins Property Incorporated	Retail Properties of America, Inc.
Equity Residential	Boston Properties, Inc.	Taubman Centers, Inc.
Bluerock Residential	Vornado Realty Trust	Kimco Realty Corporation
Investors Real Estate Trust	SL Green Realty Corp.	Tanger Factory Outlet Centers, Inc.
Front Yard Residential Corporation	Paramount Group, Inc.	SITE Centers Corp.

In the event that any listed peer company experiences an acquisition, divestiture or other unexpected fundamental change in its business that is material taken as a whole such that it is no longer reasonably comparable to the Company, it may be eliminated by the Compensation Committee. Additionally, the Compensation Committee shall have the right, in its reasonable discretion, to add new peer companies to replace any eliminated peer companies provided same does not have an immediate, materially negative impact on the Company's Relative TSR Ranking.

On November 30, 2018, the sole measurement date for the performance-based restricted stock awards granted in 2017, our (i) Relative TSR Ranking compared to our multifamily peer group was the 30th percentile, resulting in a Multifamily Performance Multiplier of 0%, (ii) our Relative TSR Ranking compared to our office peer group was the 60th percentile, resulting in an Office Performance Multiplier of 100%, and (iii) our Relative TSR Ranking compared to our retail peer group was the 100th percentile resulting in a Retail Performance Multiplier of 150%; which ultimately resulted in an Overall Performance Multiplier of 105%. However, due to a scrivener's error on the initial calculations provided to our Compensation Committee in December 2018, our Compensation Committee approved 100% (not 105%) of target payout with respect to 2017 stock awards, which shares are scheduled to vest in three equal installments on each of November 30, 2018, 2019 and 2020, subject to a named executive officer’s continued service through the applicable vesting date. This has since been corrected on a going forward basis only in connection with the vesting of the portions of the 2017 stock awards scheduled to vest in November 2019 and November 2020, which will be settled at a target payout of 105%.

Vesting of 2018 Performance Based Awards.

In December 2018, the Compensation Committee awarded each of our named executive officers an award of performance-based restricted shares of our common stock. The restricted stock awards granted in December 2018 are eligible to vest based on our TSR performance over a one, two and three-year performance period ending November 30, 2019, 2020 and 2021, relative to the BBRESHOP Index (as defined above), substantially similar (except for the performance periods) to the description and table set forth under "2019 Long-Term Equity Incentive Awards" as described above. Note that TSR takes into account both stock price appreciation and dividends assuming all dividends are reinvested.

On November 30, 2019, the first measurement date for the performance-based restricted stock awards granted in 2018, the Company TSR was 17.09% and the BBRESHOP Index TSR was 15.79%, in each case, for the performance period from December 1, 2018 to November 30, 2019. As a result, the Relative TSR Performance was +130bps and the TSR Performance Multiplier was 113%, resulting in a target payout of 113% for the first third of the 2018 stock awards eligible to vest in December 2019.

Summary of Vesting of Outstanding Awards. The following table lists the years in which the performance-based vesting restricted stock awards granted to our named executive officers may vest, commencing in January 2020. The shares subject to the performance-based restricted stock awards below represent the maximum number of shares subject to such awards that may vest (the table does not include shares that have vested prior to December 31, 2019), assuming the highest performance hurdles are achieved and all of the shares subject to such awards ultimately vest.

Executive	Year	Performance Vesting Restricted Stock
Ernest Rady	2020	66,604
	2021	47,446
	2022	21,227
Robert F. Barton	2020	31,068
	2021	23,724
	2022	10,613
Adam Wyll	2020	20,827
	2021	16,357
	2022	8,491
Jerry Gammieri	2020	12,682
	2021	9,489
	2022	4,246

Accelerated Vesting of Restricted Stock Awards

In general, a recipient of a restricted stock award must be employed by or providing services to the Company on each applicable measurement date in order to vest in the portion of the award scheduled to vest with respect to such measurement date.

In the event a named executive officer's employment is terminated by reason of his death or disability prior to the end of the performance period and prior to a change in control, he shall vest in the “maximum” number of shares granted to him, less any shares previously vested or forfeited under the award pursuant to its terms, on the date of termination.

In the event Messrs. Rady, Barton or Wyll's employment is terminated by reason of his termination by the Company without cause (as defined in the restated employment agreement) or his resignation for good reason (as defined in the restated employment agreement) prior to the end of the performance period and prior to a change in control, he shall vest in the “maximum” number of shares granted to him, less any shares previously vested or forfeited under the award pursuant to its terms. Mr. Gammieri is not currently entitled to accelerated vesting upon termination of employment prior to a change of control, other than by reason of death or disability, as described below.

In the event of a change in control, the named executive officer shall remain eligible to vest in the “maximum” number of shares granted to him (with respect to any performance period that has not yet been completed), less any shares previously vested or forfeited under the award pursuant to its terms, in equal installments on the measurement date(s) following the change in control, subject to accelerated vesting of such shares in the event of his termination of employment by reason of death, disability, or, for Messrs. Rady, Barton or Wyll, termination by the Company without cause or resignation for good reason after the date of such change in control.

Other Benefits
We provide benefits such as medical, dental and life insurance and disability coverage for all of our employees, including our named executive officers. We also provide personal paid time off and other paid holidays to all employees, including the named executive officers. We believe that our employee benefit plans are an appropriate element of compensation and are necessary to attract and retain employees. We do not provide our named executive officers with significant perquisites.

401(k) Plan
We maintain a retirement savings plan under section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code, to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We currently match each eligible participant's contributions, within prescribed limits, with an amount equal to 100% of such participant's initial 5% of tax-deferred contributions. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants.

Insider Trading and Anti-Hedging Policies
Our insider trading policies contain stringent restrictions on transactions in our stock by executive officers, employees and directors. All trades by executive officers and directors must be pre-cleared with our General Counsel. Furthermore, no executive officer, employee or director may engage in any hedging transactions with respect to any equity securities of the Company held by them, whether vested or unvested, which includes the purchase of any financial instrument (including puts and call options) designed to directly hedge or offset any decrease in the market value of such equity securities.

Compensation Recovery Policy
We maintain a compensation recovery policy, or clawback policy, under which we may require reimbursement and/or cancellation of performance-based incentive compensation, including, without limitation, equity-based incentive compensation and non-equity incentive compensation, awarded to our officers under certain circumstances. In the event of a restatement of our previously issued financial statements, a review will be undertaken by our Board (or a designated committee of our Board) of performance-based incentive compensation paid and/or awarded to our officers that was attributable to our financial performance during the time periods restated. If our Board determines that an officer was improperly compensated, such officer violated our clawback policy and that it is in our best interests to recover or cancel such compensation, our Board will pursue all reasonable legal remedies to recover or cancel such performance-based incentive compensation consistent with our clawback policy. The clawback policy further provides that if our Board learns of any misconduct by certain officers that caused the restatement, our Board shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer. Such punishment by our Board could include dismissal, legal action for breach of fiduciary duty or such other action to enforce the officer’s obligations to us as may fit the facts surrounding the particular case. In determining the appropriate punishment, our Board may take into account, among other things, punishments imposed by third parties. Our Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such third parties.

Stock Ownership Guidelines for Named Executive Officers
We maintain stock ownership guidelines for our named executed officers pursuant to which such named executive officers are required to maintain a level of ownership of equity in the Company equal to three times the base salary for Mr. Rady and two times the base salary for each of Mssrs. Barton, Wyll and Gammieri. Mssrs. Rady, Barton, Wyll and Gammieri are currently in compliance with our stock ownership guidelines. Any newly appointed named executive officers will be required to meet this requirement within three years of such appointment.

Stock Holding Requirements
Our stock ownership guidelines provide that, if an executive falls short of the applicable level of stock ownership, the executive is expected to hold (and not sell) at least 50% of the net shares acquired upon exercise, vesting or payment, as the case may be, of any equity award granted by us to the executive. “Net shares” for this purpose means the total number of shares acquired by the executive upon exercise, vesting or payment, as the case may be, of the award, after reduction for shares having a fair market value equal to the exercise price of the award (in the case of a stock option) and after reduction for shares having a fair market value equal to the executive’s expected tax liability resulting from the exercise, vesting or payment of the award.

2019 Advisory Vote on the Compensation of Named Executive Officers

In April 2019, we provided stockholders an advisory vote to approve the compensation of our named executive officers (the say-on-pay proposal). At our 2019 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 98% of the votes cast in favor of the say-on-pay proposal. In evaluating our executive compensation program, the Compensation Committee considered the results of the say-on-pay proposal and numerous other factors as discussed in this Compensation Discussion and Analysis. Each of these factors informed the Compensation Committee’s decisions regarding the compensation of our named executive officers. The Compensation Committee will continue to monitor and assess our executive compensation program and consider the outcome of our say-on-pay votes when making future compensation decisions for our named executive officers.

Tax Deductibility of Executive Compensation

The Compensation Committee intends to consider, or otherwise rely on the Company and/or its external auditors guidance on, the anticipated tax treatment to the Company and the named executive officers in its review and establishment of compensation programs and payments, including, without limitation, with respect to the impact of Section 162(m) of the Code and proposed regulation REG-122180-18 under Section 162(m). Under Section 162(m) of the Code, we are generally precluded from deducting compensation in excess of $1.0 million per year paid to our current or former named executive officers. The deductibility of certain awards may depend upon the timing of the named executive officer's vesting or exercise of previously granted rights. Furthermore, under the proposed regulation REG-122180-18, we must take into account our distributive share of the deduction for compensation paid to the named executive officers by a lower-tier operating partnership, subject to the transition relief provided by the proposed regulation. In addition, because we qualify as a REIT under the Code, we generally are not subject to federal income taxes. At this time, we do not expect that the payment of compensation that is not deductible pursuant to Section 162(m) of the Code will have a material adverse federal income tax consequence to us, as long as we continue to qualify as a REIT under the Code. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee's control also can affect deductibility of compensation. Accordingly, the Compensation Committee has not adopted a policy that all compensation must be deductible and the Compensation Committee's general policy is to maintain flexibility in compensating named executive officers in a manner designed to promote varying corporate goals.

Accounting Standards

ASC Topic 718, Compensation-Stock Compensation (referred to as ASC Topic 718 and formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under our 2011 Plan will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Cash Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Cash Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Ernest S. Rady Chairman of the Board, President and Chief Executive Officer	2019	545,900	1,200,000	1,883,896	—	—	—	154,669	3,784,465
	2018	530,000	1,168,644	2,121,292	—	—	—	123,314	3,943,250
	2017	515,000	305,000	1,567,234	—	—	—	85,234	2,472,468
Robert F. Barton Executive Vice President and Chief Financial Officer	2019	414,060	207,030	941,963	—	414,060	3,722	109,970	2,090,805
	2018	402,000	304,072	1,060,646	—	402,000	1,166	107,951	2,277,835
	2017	390,000	292,500	600,785	—	—	1,918	85,123	1,370,326
Adam Wyll Executive Vice President and Chief Operating Officer	2019	350,200	131,325	753,576	—	262,650	—	88,983	1,586,734
	2018	340,000	217,615	636,412	—	255,000	—	44,333	1,493,360
	2017	330,000	185,625	365,691	—	—	—	59,874	941,190
Jerry Gammieri Vice President of Construction and Development	2019	235,870	58,968	376,773	—	117,935	—	60,225	849,771
	2018	233,404	105,509	424,275	—	114,500	—	40,380	918,068
	2017	222,000	100,000	261,219	—	—	—	36,890	620,109
____________

(1)	Amounts may be more or less than previously disclosed base salary rates for each named executive officer solely due to timing and number of payroll periods within respective calendar years.

(2)	Represents the discretionary portion of the annual bonuses payable to the named executive officers.

(3)
Amounts reflect the aggregate grant-date fair value of restricted stock awards granted to each of our named executive officers upon the date of such grants, computed in accordance with ASC Topic 718. We recognize compensation expense for these shares on a straight-line basis over the vesting period based on the fair value of the award on the date of grant. For information regarding the assumptions made in connection with the calculation of these amounts with respect to the restricted stock awards the vesting of which is time-based, please see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K.

With respect to the restricted stock awards the vesting of which is performance-based, the quantitative performance objectives applicable to those awards are entirely market-based. We use a Monte Carlo simulation model to value these performance-based restricted stock awards based upon the then-probable outcome of the qualitative and quantitative performance objectives at the time of grant. Our model estimates the fair value of the awards based on our data and that of the BBRESHOP Index. Based on the performance objectives and these capital markets assumptions, the performance-based restricted stock awards were valued using the Monte Carlo model at an average of (i) $42.08 per share applied to the "target" share amounts for the December 2019 grants eligible to vest in November 2020, (ii) $44.57 per share applied to the "target" share amounts for the December 2019 grants eligible to vest in November 2021 and (iii) $46.46 per share applied to the "target" share amounts for the December 2019 grants eligible to vest in November 2022.

(4)	Represents the portion of the annual cash bonuses payable to the named executive officers during 2017, 2018 and 2019 based on our financial and operating performance.

(5)
All other compensation represents 401(k) matching contributions, dividends on unvested restricted stock and accrued paid time off, or PTO pay-out. PTO pay-out represents accrued PTO, in which the executive received cash from us in return for a reduction of accrued PTO. Other compensation for 2019 is as follows:

Name	401(K) Matching Contributions ($)	Dividends Paid on Unvested Stock ($)(1)	PTO Pay-out ($)	Total All Other Compensation ($)
Ernest S. Rady	—	154,669	—	154,669
Robert F. Barton	19,000	71,063	19,907	109,970
Adam Wyll	19,000	44,727	25,256	88,983
Jerry Gammieri	12,712	29,142	18,371	60,225
____________

(1)	Dividends are paid on the entirety of the stock grant from the date of the grant to comply with federal and state tax laws governing REITs.

Grants of Plan-Based Awards

		2019 Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)			2019 Estimated Future Payouts Under Equity Incentive Plan Awards (3)			Grant Date Fair Value of Stock Awards (4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Ernest S. Rady(2)	12/9/2019	—	—	—	—	42,454	63,681	1,883,896
Robert F. Barton	—	—	207,030	414,060	—	—	—	—
	12/9/2019				—	21,227	31,841	941,963
Adam Wyll	—	—	131,325	262,650	—	—	—	—
	12/9/2019				—	16,982	25,473	753,576
Jerry Gammieri	—	—	58,968	117,935	—	—	—	—
	12/9/2019				—	8,491	12,736	376,773
____________

(1)
Represents the portion of the annual bonuses payable to the named executive officers during 2019 based on our financial and operating performance. See the "Summary Compensation Table" under the "Cash Bonus" and "Cash Non-Equity Incentive Plan" columns for the actual 2019 cash bonuses paid to the named executive officers.

(2)	In 2019, Mr. Rady did not participate in the incentive bonus plan or have a target bonus percentage, and as such, his annual bonus was entirely at the discretion of the Compensation Committee.

(3)
Consists of performance-based restricted stock awards granted on December 9, 2019, which are eligible to vest in substantially equal one-third tranches on November 30, 2020, November 30, 2021 and November 30, 2022, based on performance measurements relative to applicable performance objectives during the applicable performance periods, generally subject to continued service with the Company. These shares represent the “target” and the “maximum” number of shares subject to the restricted stock awards that may become eligible for vesting based on performance relative to the applicable performance objectives during the one-year, two-year and three-year performance periods. Dividends are paid on the entirety of the grant from the date of grant.

(4)
Amounts reflect the aggregate grant-date fair value of restricted stock awards granted to each of our named executive officers upon the date of such grants, computed in accordance with ASC Topic 718. We recognize compensation expense for these shares on a straight-line basis over the vesting period based on the fair value of the award on the date of grant. For information regarding the assumptions made in connection with the calculation of these amounts with respect to the restricted stock awards the vesting of which is time-based, please see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K.

With respect to the restricted stock awards the vesting of which is performance-based, the quantitative performance objectives applicable to those awards are entirely market-based. We use a Monte Carlo simulation model to value these performance-based restricted stock awards based upon the then-probable outcome of the qualitative and quantitative performance objectives at the time of grant. Our model estimates the fair value of the awards based on our data and that of the BBRESHOP Index. Based on the performance objectives and these capital markets assumptions, the performance-based restricted stock awards were valued using the Monte Carlo model at an average of (i) $42.08 per share applied to the "target" share amounts for the December 2019 grants eligible to vest in November 2020, (ii) $44.57 per share applied to the "target" share amounts for the December 2019 grants eligible to vest in November 2021 and (iii) $46.46 per share applied to the "target" share amounts for the December 2019 grants eligible to vest in November 2022.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information about outstanding equity awards for each of our named executive officers as of December 31, 2019.

		Stock Awards
Name		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Ernest S. Rady		19,157	(2)	$879,306
		52,439	(3)	2,406,950
		63,681	(4)	2,922,958
	Total	135,277		6,209,214

Robert F. Barton		7,344	(2)	$337,090
		26,220	(3)	1,203,498
		31,841	(4)	1,461,502
	Total	65,405		3,002,090

Adam Wyll		4,470	(2)	$205,173
		15,732	(3)	722,099
		25,473	(4)	1,169,211
	Total	45,675		2,096,483

Jerry Gammieri		3,193	(2)	$146,559
		10,488	(3)	481,399
		12,736	(4)	584,582
		26,417		1,212,540
____________

(1)
Market value has been calculated as the closing market price of our common stock at December 31, 2019 the last trading day of 2019, of $45.90, multiplied by the outstanding shares of unvested restricted stock for each named executive officer.

(2)
Consists of performance-based restricted stock granted on December 15, 2017, of which the remaining shares will vest on November 30, 2020. The number of shares of restricted stock eligible to vest was based on performance measurements on and as of November 30, 2018, generally subject to continued service with the Company through the vesting date. These shares represent the remaining shares subject to the restricted stock awards that became eligible for vesting on November 30, 2020 based on performance relative to the applicable performance objectives during the applicable performance period. Dividends are paid on the entirety of the grant from the date of grant.

(3)
Consists of performance-based restricted stock granted on December 6, 2018, which vests in three substantially equal installments based on performance measurements on and as of November 30, 2019, 2020 and 2021, generally subject to continued service with the Company. These shares represent the maximum number of shares subject to the restricted stock awards that may become eligible for vesting on November 30, 2020 and 2021 based on performance relative to the applicable performance objectives during the applicable performance period. Dividends are paid on the entirety of the grant from the date of grant.

(4)
Consists of performance-based restricted stock granted on December 9, 2019, which vests in three substantially equal installments based on performance measurements on and as of November 30, 2020, 2021 and 2022, generally subject to continued service with the Company. These shares represent the maximum number of shares subject to the restricted stock awards that may become eligible for vesting on November 30, 2020, 2021 and 2022 based on performance relative to the applicable performance objectives during the applicable performance period. Dividends are paid on the entirety of the grant from the date of grant.

Stock Vested
The table below provides information about stock awards which vested for each of our named executive officers for the fiscal year ended December 31, 2019.

	Stock Awards Vested in 2019
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ernest S. Rady	39,444	1,874,773
Robert F. Barton	17,425	828,210
Adam Wyll	10,521	500,063
Jerry Gammieri	7,232	343,737
Employment Agreements
We have entered into employment agreements with Messrs. Rady, Barton and Wyll, effective as of March 25, 2014. We believe that the protections contained in these employment agreements help to ensure the day-to-day stability necessary to such executive officers to enable them to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity. The following is a summary of the material terms of the agreements.
Under the employment agreements, Mr. Rady reports directly to the Board, while the other executives report to Mr. Rady. On each March 25, the term of the restated employment agreements will automatically be extended for successive one-year periods, unless earlier terminated. Pursuant to Mr. Rady's employment agreement, during the term of his employment, we will nominate him for election as a director.

Under the employment agreements, Messrs. Rady, Barton and Wyll receive annual base salaries in the amounts reflected above, which are subject to increase at the discretion of our Compensation Committee. In addition, Messrs. Rady, Barton and Wyll are each eligible to receive an annual cash performance bonus, the amount of which will be determined for Messrs. Rady, Barton and Wyll based on the attainment of objective and subjective performance criteria established by our Compensation Committee pursuant to our incentive cash bonus plan described above. The target bonuses for Messrs. Barton and Wyll are set forth above. Mr. Rady does not currently participate in our incentive cash bonus plan; however, he is eligible to receive a cash bonus entirely at the discretion of our Compensation Committee each year. In addition, the named executive officers are eligible to participate in customary health, welfare and fringe benefit plans, and will accrue up to five weeks of paid vacation per year.

Under the employment agreements, if Messrs. Rady, Barton or Wyll's employment is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the restated employment agreements) then, in addition to accrued amounts and any earned but unpaid bonuses, such executive officers will be entitled to receive the following:

•
a lump-sum payment in an amount equal to one times (one and one-half times in the case of Mr. Barton) the sum of (i) such executive officer's annual base salary then in effect, plus (ii) an amount equal to the average of the annual bonuses awarded to such executive officer for each of the three fiscal years prior to the date of termination; provided, however, that such payment multiple shall be two times the sum of the foregoing for each of such executive officers in the event of their respective termination within twelve months of a change of control;

•	continued health coverage for a period of twelve months at our expense; and

•
unless otherwise provided in an equity award agreement, accelerated vesting of 50% of such executive officer's outstanding equity awards held by such executive officer as of the termination date (which percentage shall be increased to 100% in the event such a termination occurs within twelve months following a change in control).

In the event that Messrs. Rady, Barton or Wyll's employment is terminated because the Company elects not to renew the term of the employment agreement, then such executive officer will be entitled to receive the same payments and benefits described above for a termination without cause or for good reason. Such executive officer's right to receive the severance payments and benefits described above is subject to his delivery of an effective general release of claims in favor of the Company.

Upon a termination of employment by reason of death or disability, unless otherwise provided in an equity award agreement, such executive officer or his estate will be entitled to accelerated vesting of all outstanding equity awards held by such executive officer as of the termination date, in addition to accrued amounts and earned but unpaid bonuses.

The employment agreements also contain customary confidentiality and non-solicitation provisions.

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that each of our named executive officers would be entitled to receive upon termination of such named executive officer's employment in certain circumstances or upon a change in control without a corresponding termination of such named executive officer's employment, in each case, pursuant to such named executive officer's employment agreements, as applicable.

The amounts shown assume that such termination or change in control was effective as of December 31, 2019, and are only estimates of the amounts that would be paid out to such named executive officers upon termination of their employment or a change in control. The actual amounts to be paid out can only be determined at the time of such named executive officer's separation from the Company or a change in control.

As described herein, in the event of a change in control, the employment agreements with Messrs. Rady, Barton and Wyll provide for severance benefits on a "double-trigger" basis with certain severance benefits payable only upon termination of employment (which is, generally, termination without cause, resignation for good reason or non-renewal by the Company), within twelve (12) months following the change in control.

In the event of a termination by the Company for cause or by the named executive officers without good reason, including a change in control, such named executive officer would not be entitled to any of the amounts reflected in the table.

Name	Benefit	Termination Without Cause, Resignation for Good Reason or Non-Renewal by Company (no Change in Control)	Termination Without Cause, Resignation for Good Reason or Non-Renewal by Company Within 12 Months of Change in Control	Death or Disability
Ernest S. Rady	Severance Payment (1)	$1,437,115	$2,874,229	$—
	Accelerated Equity Award Vesting (2)	6,209,214	6,209,214	6,209,214
	Medical Benefits (3)	20,289	20,289	—
	Total Value:	$7,666,618	$9,103,732	$6,209,214

Robert F. Barton	Severance Payment (1)	$1,430,921	$1,907,895	$—
	Accelerated Equity Award Vesting (2)	3,002,090	3,002,090	3,002,090
	Medical Benefits (3)	18,145	18,145	—
	Total Value:	$4,451,156	$4,928,130	$3,002,090

Adam Wyll	Severance Payment (1)	$700,938	$1,401,877	$—
	Accelerated Equity Award Vesting (2)	2,096,483	2,096,483	2,096,483
	Medical Benefits (3)	27,965	27,965	—
	Total Value:	$2,825,386	$3,526,325	$2,096,483

Jerry Gammieri	Severance Payment (1)	$—	$—	$—
	Accelerated Equity Award Vesting (2)	—	—	1,212,540
	Medical Benefits (3)	—	—	—
	Total Value:	$—	$—	$1,212,540

Total Potential Payments Upon Termination or Change in Control		$14,943,160	$17,558,187	$12,520,327
____________

(1)
Pursuant to the terms of the restated employment agreements with Messrs. Rady, Barton and Wyll above, the severance payment is an amount equal to one times (one and one-half times in the case of Mr. Barton) the sum of (i) such executive officer's annual base salary then in effect, plus (ii) an amount equal to the average of the annual bonuses awarded to such executive officer for each of the three fiscal years prior to the date of termination; provided, however, that such payment multiple shall be two times the sum of the foregoing for each of such executive officers in the event of their respective termination within twelve months of a change of control. The calculations in the table are based on each such executive officer's annual base salary on December 31, 2019 and such executive's annual bonus for the preceding three years. The severance payment will be paid in a lump sum. Mr. Gammieri is not currently entitled to a severance payment upon termination of employment prior to a change of control.

(2)
For purposes of this calculation, each named executive officer's total unvested shares of restricted stock that will vest upon such event on December 31, 2019, are multiplied by the closing market price of our common stock at December 31, 2019, of $45.90. Messrs. Rady, Barton and Wyll are entitled to receive accelerated vesting of their outstanding equity awards as described in the equity award agreements and described in further detail above on page 48. Mr. Gammieri is entitled to accelerated vesting of 100% of his outstanding performance-based awards held upon death or disability (with such vesting applied to the "maximum" number of shares subject to each award), subject to the terms of his restricted stock awards.

(3)
This figure represents the amount needed to pay for health benefits for Messrs. Rady, Barton and Wyll and their respective eligible family members for 12 months following such executive officer's termination of employment at the same level as in effect immediately preceding his termination of employment. This amount is payable in cash in a lump sum. Mr. Gammieri is not currently entitled to Company-paid health benefits upon termination of employment, other than as required by law.

Risk Assessment of Compensation Program

In February 2020, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us.

As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual short-term incentive compensation, long-term incentive compensation and severance arrangements. Management's risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program.

Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Compensation Committee.

Equity Compensation Plan Information
The following table sets forth certain equity compensation plan information for the Company as of December 31, 2019.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	2,699,765	(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	—	—	2,699,765
____________
(1) Calculated by counting outstanding unvested performance-based restricted stock awards based on "maximum" performance levels.
Executive Deferred Compensation Plans
Our operating partnership has adopted the American Assets Trust Executive Deferral Plan V, or EDP V, and the American Assets Trust Executive Deferral Plan VI, or EDP VI. These plans were adopted by our operating partnership as successor plans to those deferred compensation plans maintained by American Assets, Inc., in which certain employees of American Assets, Inc., who were transferred to us in connection with our initial public offering, participated prior to our initial public offering. EDP V and EDP VI contain substantially the same terms and conditions as these predecessor plans. American Assets, Inc. transferred the account balances under the predecessor plans to our operating partnership. These transferred account balances represent amounts deferred by certain employees prior to our initial public offering while they were employed by American Assets, Inc.
EDP V is a frozen plan, meaning that no additional deferrals or contributions will be made into the plan and all participants are 100% vested in their account balances under that plan. Participant accounts in EDP V are credited with earnings at a specified rate determined based on the participant's years of service. Participants in EDP V are entitled to receive a distribution from their account upon a separation from service, death, disability or retirement (as defined in EDP V). Distributions are generally paid in installments over a period of 15 years. In the event of a participant's disability, he or she will receive an annual disability benefit equal to one and one-half times the amount of the greatest annual deferral amount by such participant. These disability benefits will continue until the participant's death, the date he or she ceases to be disabled or the date he or she attains age sixty-five. If a participant dies before he or she retires, his or her successor will receive a death benefit equal to the greater of (i) the participant's then-existing account balance or (ii) ten times the amount of the greatest annual deferral amount by such participant, paid in a lump sum. Participating employees may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments or variable interest-rate products chosen by them. Mr. Barton is the only named executive officer who is a participant in EDP V.

EDP VI allows for deferrals by participants of up to 90% of base salary and up to 100% of bonuses and other cash or equity-based compensation approved by our Compensation Committee. For the 2019 calendar year, participants in EDP VI were eligible to elect to defer base salary, bonuses and other cash compensation. There is no maximum dollar limit on the amount that may be deferred by a participant each year.  Participants in EDP VI will elect to have the participant's account credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the participant.  Participants are permitted to change their investment elections at any time.  Our operating partnership may also make discretionary contributions to a participant's account under EDP VI, and which contributions will be subject to a seven-year vesting schedule. The participants are always 100% vested in the amount they defer and the earnings, gains and losses credited to their accounts.  Participating employees may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments chosen by them.
Participants in EDP VI are entitled to receive a distribution from their account upon a separation from service, a specified date, death, disability, retirement (as defined in EDP VI), or unforeseeable emergency that results in “severe financial hardship” that is consistent with the meaning of such term under section 409A of the Code. Distributions are in a lump sum or annual installments over a period of 5, 10 or 15 years based upon the participant's election as allowed under EDP VI. Mssrs. Barton and Wyll are the only named executive officers who participated in EDP VI during 2019.
EDP V and EDP VI are unfunded obligations of our operating partnership, and participants are unsecured creditors of our operating partnership.
We summarize below information regarding the participation in our nonqualified deferred compensation plans by our named executive officers. None of our named executive officers received any payments of nonqualified deferred compensation during the year ended December 31, 2019.

	2019 Nonqualified Deferred Compensation Under EDP V and EDP VI
Name	Executive Contributions in 2019 ($) (1)	Company Contributions in 2019 ($)	Aggregate Earnings/(Losses) in 2019($) (2)	Aggregate withdrawals/distributions in 2019 ($)	Aggregate Balance at 12/31/19 ($) (3)
Ernest S. Rady	—	—	—	—	—
Robert F. Barton	83,671	—	35,775	—	819,063
Adam Wyll	6,000	—	26	—	6,026
Jerry Gammieri	—	—	—	—	—
______________

(1)
Executive contributions consist of deferrals of salary and bonus that also are reported as compensation in the Summary Compensation Table. However, timing differences between reporting bonus compensation in the Summary Compensation Table (which reports bonus amounts in the year for which they were earned) and related deferral dates (the date on which the bonuses would have been paid to the named executive officer) may in any year result in lesser or greater amounts reported as executive contributions in the accompanying table than the amounts that have been included in compensation reported in the Summary Compensation Table. Executive contributions in 2019 that are also included as 2019 salary and bonus compensation reported in the Summary Compensation Table total $83,671 for Mr. Barton and $6,000 for Mr. Wyll. All of the reported contributions were made under EDP VI, as EDP V is a frozen plan.

(2)
Earnings/(losses) are measured as the difference in deferred account balances between the beginning and the end of the year minus executive and Company contributions during the year. Earnings/(losses) for 2019 were $35,775 for Mr. Barton (of which $3,279 were under EDP V and $32,496 were under EDP VI) and $26 for Mr. Wyll (all in EDP VI). These earnings are not reported in the Summary Compensation Table. None of such earnings were above-market interest.

(3)
A total of $437,313 of the amounts reflected in this column were previously reported in the Summary Compensation Table for 2019 and prior years for Mr. Barton, and a total of $6,000 of the amount reflected in this column is reported in the Summary Compensation Table for 2019 for Mr. Wyll.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of Ernest Rady, our Chairman, President and Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

▪	the median of the annual total compensation of all employees of our Company (other than Mr. Rady) was $59,502; and

▪	the annual total compensation of Mr. Rady, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $3,784,465.

Based on this information, for 2019, the ratio of the median of the total compensation of all employees of the Company (other than Mr. Rady) to the annual total compensation of Mr. Rady, our Chairman, President and Chief Executive Officer, was $3,784,465 to $59,502, or 63.6 times that of the median of the annual total compensation of all of our other employees.

We identified the median employee using total annual cash compensation for 2019 as the most appropriate measure of compensation, which was consistently applied to all employees as of December 31, 2019 (and other than Mr. Rady). We determined that, as of December 31, 2019, our employee population consisted of approximately 206 individuals (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the SEC on February 14, 2020 (our “Annual Report”)). Our employee workforce consists of full-time and part-time employees, all of whom were included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2019 using the same methodology used to calculate Mr. Rady’s total annual compensation for 2019, as set forth in the Summary Compensation Table included in this Proxy Statement.

STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock and shares of common stock into which units are exchangeable as of April 1, 2020 for (i) each person who is the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our directors and named executive officers and (iii) all of our directors and named executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person will hold shares of common stock as opposed to units is set forth in the footnotes below.
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of April 1, 2020 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
Unless otherwise indicated, the address of each named person is c/o American Assets Trust, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned	Percentage of All Shares (1)	Percentage of All Shares and Units (2)
American Assets, Inc. (3)	6,370,014	9.77%	8.33%
Ernest Rady Trust U/D/T March 10, 1983 (4)	23,570,574	31.47%	30.83%
Ernest S. Rady (5)	24,564,367	32.80%	32.13%
Robert F. Barton (6)	153,045	*	*
Adam Wyll (7)	96,251	*	*
Jerry Gammieri (8)	50,490	*	*
Duane A. Nelles (9)	151,757	*	*
Thomas S. Olinger (10)	14,644	*	*
Dr. Robert S. Sullivan (11)	12,856	*	*
Joy L. Schaefer (12)	1,661	*	*
The Vanguard Group (13)	7,687,925	12.80%	10.05%
BlackRock, Inc. (14)	8,371,880	13.94%	10.95%
FMR LLC (15)	3,104,284	5.17%	4.06%
All directors and named executive officers as a group (8 persons)	25,045,071	33.44%	32.76%
____________

*	Less than 1.00%.

(1)
Based on current shares of our common stock outstanding (60,068,228 as of April 1, 2020). In addition, amounts for individuals assume that all common units held by the person are exchanged for shares of our common stock, and amounts for all directors, director nominees and named executive officers as a group assume all common units held by them are exchanged for shares of our common stock in each case, regardless of when such common units are currently exchangeable. The total number of shares of our common stock outstanding used in calculating this percentage assumes that none of the common units held by other persons are exchanged for shares of our common stock.

(2)	Assumes a total 60,068,228 shares of our common stock and 16,390,548 common units, where units may be redeemed for cash or, at our option, exchanged for shares of our common stock.

(3)
Includes 1,260,433 shares of our common stock and 5,107,577 common units held by American Assets, Inc., which is controlled by Ernest Rady Trust U/D/T March 10, 1983 or the Rady Trust, and 2,004 common units held by ICW Group Holdings, Inc. (formerly Western Insurance Holdings, Inc.), which is controlled by American Assets, Inc. American Assets, Inc. disclaims beneficial ownership of such shares and common units, except to the extent of its pecuniary interest therein.

(4)
Includes (a) 6,024,815 shares of our common stock and 9,720,409 common units held by the Rady Trust; (b) 1,260,433 shares of our common stock and 5,107,577 common units held by American Assets, Inc., which is controlled by the Rady Trust; (c) 2,004 common units held by ICW Group Holdings, Inc., which is controlled by American Assets, Inc.; (d) 1,255,336 shares of our common stock held by Insurance Company of the West, which is controlled by the Rady Trust; and (e) 200,000 shares of our common stock held by Explorer Insurance Company, which is controlled by the Rady Trust. The Rady Trust disclaims beneficial ownership of such shares and common units, except to the extent of its pecuniary interest therein.

(5)
Includes (a) 6,024,815 shares of our common stock and 9,720,409 common units held by the Rady Trust; (b) 72,495 shares of our common stock held by the Evelyn Shirley Rady Trust U/D/T March 10, 1983, for which Mr. Rady is the trustee; (c) 1,260,433 shares of our common stock and 5,107,577 common units held by American Assets, Inc., which is directly controlled by Mr. Rady; (d) 1,255,336 shares of our common stock held by Insurance Company of the West, which is directly controlled by Mr. Rady; (e) 200,000 shares of our common stock held by Explorer Insurance Company, which is directly controlled by Mr. Rady; (f) 2,004 common units held by ICW Group Holdings, Inc., which is directly controlled by Mr. Rady; (g) 719,341 shares of our common stock held by the Rady Family Foundation, for which Mr. Rady is the trustee; (h) 66,680 shares of our common stock held by Ernest Rady IRA; and (i) 135,277 shares of restricted common stock granted to Mr. Rady pursuant to our 2011 Plan. Mr. Rady disclaims beneficial ownership of such shares and common units, except to the extent of his pecuniary interest therein. Additionally, as of April 1, 2020, Mr. Rady has pledged 4,674,664 shares of our common stock as collateral under margin accounts for personal loan purposes, which pledged securities represent less than 20% of all shares of our common stock and common units beneficially owned by Mr. Rady and represent an immaterial portion of Mr. Rady's overall net worth. Since our initial public offering in January 2011, no other directors, officers or employees, besides Mr. Rady, have pledged any shares of our common stock or common units.

(6)
Includes (a) 87,640 shares of our common stock held by the Robert and Katherine Barton Living Trust, for which Mr. Barton is a trustee and beneficiary, and as such is the beneficial owner of the shares held by such trust and (b) 65,405 shares of restricted stock granted to Mr. Barton pursuant to our 2011 Plan.

(7)	Includes (a) 50,576 shares of our common stock and (b) 45,675 shares of restricted stock granted to Mr. Wyll pursuant to our 2011 Plan;

(8)	Includes (a) 24,073 shares of our common stock and (b) 26,417 shares of restricted stock granted to Mr. Gammieri pursuant to our 2011 Plan.

(9)
Includes (a) 1,103 shares of restricted stock granted pursuant to our 2011 Plan to Mr. Nelles as a non-employee director and (b) 150,654 shares of our common stock. 150,654 shares of our common stock (including shares purchased by Mr. Nelles and certain shares of restricted stock that has vested) are held by the Nelles Intervivos Trust dtd. 3/29/1976, for which Mr. Nelles is a co-trustee and beneficiary, and as such is the beneficial owner of the shares held by such trust.

(10)
Includes (a) 1,103 shares of restricted stock granted pursuant to our 2011 Plan to Mr. Olinger as a non-employee director and (b) 13,541 shares of our common stock held by the Olinger 2000 Family Trust, for which Mr. Olinger is the trustee.

(11)	Includes (a) 1,103 shares of restricted stock granted pursuant to our 2011 Plan to Dr. Sullivan as a non-employee director and (b) 11,753 shares of our common stock.

(12)	Includes (a) 1,103 shares of restricted stock granted pursuant to our 2011 Plan to Ms. Schaefer as a non-employee director and (b) 558 shares of our common stock.

(13)
The Vanguard Group, Inc., in its capacity as investment adviser, may be deemed to beneficially own 7,687,925 shares of our common stock, which are held of record by subsidiaries and clients of The Vanguard Group. The Vanguard Group's address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The foregoing information is based on The Vanguard Group, Inc.'s Schedule 13G/A filed with the SEC on February 11, 2020.

(14)
BlackRock, Inc. ("BlackRock"), a parent holding company, may be deemed to beneficially own 8,371,880 shares of our common stock, which are held of record by the following wholly owned subsidiaries of BlackRock: (a) BlackRock (Netherlands) B.V., (b) BlackRock Advisors LLC, (c) BlackRock Asset Management Canada Limited, (d) BlackRock Asset Management Ireland Limited (e) BlackRock Investment Management (UK) Limited, (f) BlackRock Asset Management Schweiz AG, (g) BlackRock Financial Management, Inc., (h) BlackRock Fund Advisors (i) BlackRock Fund Managers Ltd, (j) BlackRock Institutional Trust Company, N.A., (k) BlackRock International Limited, (l) BlackRock Investment Management (Australia) Limited, (m) BlackRock Japan Co., Ltd. and (n) BlackRock Investment Management, LLC. The foregoing information is based on BlackRock's Schedule 13G/A filed with the SEC on February 4, 2020.

(15)	FMR LLC's' address is 245 Summer Street, Boston, Massachusetts 02210. The foregoing information is based on FMR LLC's Schedule 13G filed with the SEC on February 7, 2020.

RELATED-PARTY AND
OTHER TRANSACTIONS INVOLVING OUR OFFICERS AND DIRECTORS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our outstanding common stock or any member of their immediate family had or will have a direct or indirect material interest.

Release of Guarantees

The Rady Trust and certain other affiliates of Mr. Rady were guarantors of approximately $879.0 million of indebtedness, in the aggregate, that was assumed by us upon completion of our initial public offering. The guarantees with respect to substantially all of this indebtedness are limited to losses incurred by the applicable lender arising from a borrower's fraud, intentional misrepresentation or other “bad acts,” a borrower's bankruptcy, a prohibited transfer under the loan documents or losses arising from a borrower's breach of certain environmental covenants. In connection with this assumption, the Rady Trust and such other affiliates of Mr. Rady were all released from their guarantee obligations, and the operating partnership and/or the REIT became replacement guarantors, from the date of the initial public offering.

Partnership Agreement

In connection with the completion of our initial public offering and certain formation transactions in which we engaged in connection with our initial public offering, or the Formation Transactions, we entered into an amended and restated partnership agreement with the various persons receiving common units in the Formation Transactions, including Mr. Rady, his affiliates and certain other of our executive officers. As a result, these persons became limited partners of our operating partnership.

Pursuant to the partnership agreement, limited partners of our operating partnership and some assignees of limited partners have the right to require our operating partnership to redeem part or all of their common units for cash equal to the then-current market value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at our election, to exchange their common units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter.

In addition, we may not, without prior limited partner approval, directly or indirectly transfer all or any portion of our interest in the operating partnership before the later of the death of Mr. Rady and the death of his wife, in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets, a reclassification, recapitalization or change in any outstanding shares of our stock or other outstanding equity interests or an issuance of shares of our stock, in any case that requires approval by our common stockholders.

Registration Rights

We entered into a registration rights agreement with the various persons who received shares of our common stock and/or common units in the Formation Transactions, including Mr. Rady, his affiliates, immediate family members and related trusts and certain of our executive officers. Pursuant to the registration rights agreement, we filed registration statements on Form S-3 covering the resale of the shares of our common stock issued in the Formation Transactions and the resale of the shares of our common stock issued or issuable, at our option, in exchange for common units issued in the Formation Transactions.

In addition, in connection with our filing a registration statement with respect to an underwritten offering for our own account, any of Mr. Rady and his affiliates, immediate family members and related trusts will have the right, subject to certain limitations, to register such number of shares of our common stock issued to him or her pursuant to the Formation Transactions as each such person requests.

Under certain circumstances, we are also required to undertake an underwritten offering upon the written request of holders of at least 10% in the aggregate of the securities originally issued in the Formation Transactions, provided the securities to be registered in such offering shall (i) have a market value of at least $25 million or (ii) shall represent all of the remaining securities acquired in the Formation Transactions by Mr. Rady and his affiliates, immediate family members and related trusts and such securities shall have a market value of at least $10 million, and provided further that we are not obligated to effect more than three such underwritten offerings. We agreed to pay all of the expenses relating to the securities registrations described above.

AAI Aviation, Inc.

We utilize aircraft services provided by AAI Aviation, Inc., or AAIA, an entity owned by American Assets, Inc. American Assets, Inc. is directly controlled by Mr. Rady. For the year ended December 31, 2019, we incurred approximately $232,000 of expenses related to aircraft services of AAIA or reimbursement to Mr. Rady (or his trust) for use of the aircraft owned by AAIA. These expenses are recorded as general and administrative expenses in our consolidated statements of comprehensive income.

Lease Agreement and Transition Services Agreement with American Assets, Inc.

American Assets, Inc., or AAI, which was founded by Mr. Rady and is controlled by him, is a tenant at our Torrey Reserve Campus. Pursuant to a lease agreement with AAI, we received approximately $220,000 in rent from AAI in 2019. Also, Edisability LLC, or Edisability, an entity in which Mr. Rady is a board member and a majority shareholder, is a tenant at our Torrey Reserve Campus. Pursuant to a lease agreement with Edisability, we received approximately $191,000 in rent from Edisability in 2019.

Additionally, our operating partnership has entered into a transition services agreement with AAI pursuant to which it and AAI have each agreed to provide the other with such services as the other shall reasonably request. Any party receiving services under this agreement shall reimburse the party providing such services for the fully loaded cost of providing such services and for any other actual and reasonable out of pocket expenses incurred in connection with providing such services. Either party may terminate this agreement upon 30-days' written notice.

Equity Incentive Award Plan

In connection with the Formation Transactions, we adopted a cash and equity-based incentive award plan for our directors, officers, employees and consultants. The material terms of such award plan are described above under “Compensation Discussion and Analysis — Elements of Executive Officer Compensation.”

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

We have operated under our Code of Business Conduct and Ethics policy since our initial public offering in January 2011. As part of our Code of Business Conduct and Ethics, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.
We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm's-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is (i) a transaction, arrangement or relationship, including any indebtedness or guarantee of indebtedness, (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant, and in which any Related Party (as defined below) had, has or will have a direct or indirect interest or (ii) any amendment or modification to such a transaction, arrangement or relationship, regardless of whether such transaction, arrangement or relationship has previously been approved in accordance with our policy. For purposes of this policy, a “Related Party” is:

•	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is (or was) the beneficial owner of more than 5% of any class of our voting securities when the Related Party Transaction in question is (or was) expected to occur or exist;

•
any immediate family member of any of the foregoing persons and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

•
any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or serves in a similar position or in which such person has a 5% or greater beneficial ownership interest.

INCORPORATION BY REFERENCE

The Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members, portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any information included on our web site, included or described in the preceding pages are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, we are permitted to use a method of delivery often referred to as “householding.” Householding permits us to mail a single Notice of Internet Availability or Annual Report and Proxy Statement to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Notice of Internet Availability or Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household our Notice of Internet Availability or Annual Report and Proxy Statement for the Annual Meeting. For voting purposes, a separate proxy card will be included for each account that receives an Annual Report and Proxy Statement at the shared address. We will deliver promptly, upon oral or written request, a separate copy of the Notice of Internet Availability or Annual Report and Proxy Statement, as requested, to any stockholder at the same address. If you wish to receive a separate copy of the Notice of Internet Availability or Annual Report and Proxy Statement, or future Notices of Internet Availability, annual reports and proxy statements, then you may contact our Investor Relations Department by: (i) mail at American Assets Trust, Inc., Attention: Investor Relations, 11455 El Camino Real, Suite 200, San Diego, California 92130, (ii) telephone at (858) 350-2600, or (iii) e-mail at info@americanassets.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our Notice of Internet Availability or Annual Report and Proxy Statement may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

STOCKHOLDER PROPOSALS
2020 Annual Meeting Proposals
Our Bylaws provide that nominations of individuals for election as directors and proposals of other business to be considered at an annual meeting of our stockholders may be made only pursuant to our notice of the meeting, by or at the direction of our Board or by a stockholder who was a stockholder of record both at the time the stockholder provides the notice required by our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our Bylaws. We did not receive notice of any nominations or proposals to be made at the Annual Meeting within the time period required by our Bylaws and our Board does not know of any matters that may properly be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement and any procedural matters relating to these proposals.
2021 Annual Meeting Proposals
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our General Counsel at the address set forth on the first page of this Proxy Statement no later than December 11, 2020. Any proposal should be addressed to our General Counsel and may be included in next year's proxy materials only if such proposal complies with the rules and regulations promulgated by the SEC. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC.
In addition, our Bylaws currently require that we be given advance written notice of nominations for election to our Board and other matters that stockholders wish to present for action at an Annual Meeting of our Stockholders (other than matters included in our proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). Our Secretary must receive such notice at the address set forth in the Introduction not later than December 11, 2020 and no earlier than November 11, 2020 for matters to be presented at the 2021 Annual Meeting of our Stockholders. However, in the event that the 2021 Annual Meeting of our Stockholders is held before May 10, 2021 or after July 9, 2021, for notice by the stockholder to be timely it must be received not earlier than 150 days prior to the date of the 2021 Annual Meeting of our Stockholders and not later than 5:00 p.m., Eastern time, on the later of (i) 120 days prior to the date of the 2021 Annual Meeting of our Stockholders and (ii) the tenth day following the day on which public disclosure of the date of such meeting was first made by the Company.

ANNUAL REPORT
We sent a Notice of Internet Availability and provided access to our Annual Report over the Internet to stockholders of record on or about April 10, 2020. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

If any person who was a beneficial owner of our common stock on the record date for the Annual Meeting desires additional information, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a request identifying the person so requesting a report as a stockholder of American Assets Trust, Inc. at such date. Requests should be directed by (i) mail at American Assets Trust, Inc., Attention: Investor Relations, 11455 El Camino Real, Suite 200, San Diego, California 92130, (ii) telephone at (858) 350-2600, or (iii) e-mail at info@americanassets.com. In addition, on the Financial Reporting page of the Investors section of our web site at www.americanassetstrust.com, you can obtain, free of charge, a copy of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC.

OTHER MATTERS

Our Board knows of no other matters that may properly be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their discretion. It is important that the proxies be returned promptly and that you be represented. Stockholders are encouraged to authorize a proxy promptly by either electronically submitting a proxy or voting instruction card over the Internet or by telephone or by delivering to us or your broker a signed and dated proxy card.
By Order of the Board,

Adam Wyll
Executive Vice President, Chief Operating Officer and General Counsel
San Diego, California
April 10, 2020

ANNUAL MEETING OF STOCKHOLDERS OF
AMERICAN ASSETS TRUST, INC.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to Be Held on June 9, 2020

The Notice of Annual Meeting, Proxy Statement, 2019 Annual Report and other SEC filings are available at the Investors page on our web site at www.americanassetstrust.com.

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Ernest S. Rady 02) Duane A. Nelles 03) Thomas S. Olinger 04) Joy L. Schaefer 05) Dr. Robert S. Sullivan

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000449167_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com .

AMERICAN ASSETS TRUST, INC
Annual Meeting of Stockholders
June 9, 2020 9:00 AM PACIFIC TIME
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Robert F. Barton and Adam Wyll, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMERICAN ASSETS TRUST, INC. that the stockholder is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 9, 2020, at Torrey Plaza, 11455 El Camino Real, 2nd Floor, San Diego, CA 92130, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000449167_2 R1.0.1.18

APPENDIX A

AMENDED AND RESTATED 2011 EQUITY INCENTIVE AWARD PLAN

AMERICAN ASSETS TRUST, INC. AND AMERICAN ASSETS TRUST, L.P.
2011 EQUITY INCENTIVE AWARD PLAN
(As Amended and Restated Effective June 9, 2020)
ARTICLE 1
PURPOSE
The purpose of the American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of American Assets Trust, Inc., a Maryland corporation (the “Company”), and American Assets Trust, L.P., a Maryland limited partnership (the “Partnership”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company and the Partnership in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Partnership’s operations is largely dependent. This Plan constitutes an amendment and restatement of the plan originally adopted by the Board on January 10, 2011, and approved by the Company's shareholders on January 11, 2011 (the “Original Plan”). This amended and restated Plan shall be effective on the Restatement Effective Date (as defined below).

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1“Administrator” means the entity or person that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 12.1. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.5 hereof, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3“Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, an Other Incentive Award, or a Performance Bonus Award granted to a Participant pursuant to the Plan.

2.4“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5“Board” means the Board of Directors of the Company.

2.6“Change in Control” means and includes each of the following:

(a)A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.7“Code” means the Internal Revenue Code of 1986, as amended.

2.8“Committee” means the committee of the Board described in Article 12.

2.9“Company Consultant” means any consultant or adviser engaged to provide services to the Company or any Company Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.10“Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Company Subsidiary

2.11“Company Subsidiary” means (a) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, (b) any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or (c) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary

2.12“Consultant” means any Company Consultant or any Partnership Consultant.

2.13“Director” means a member of the Board or, as applicable, a member of the board of directors of a Subsidiary.

2.14“Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.15“Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.1 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.16“DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.17“Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

2.18“Employee” means any Company Employee or any Partnership Employee.

2.19“Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.20“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21“Expiration Date” has the meaning set forth in Section 13.2.

2.22“Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined as follows:

(a)    If the Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)    If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith in a manner consistent with Section 409A of the Code.
2.23 “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.24“Independent Director” means a Director of the Company who is not an Employee.

2.25“Misconduct” means the occurrence of any of, but not limited to, the following: (a) conviction of the Participant of any felony or any crime involving fraud or dishonesty; (b) the Participant’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company, the Partnership or any Subsidiary; (c) conduct by the Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if the Participant is an executive officer, by the Board), demonstrates the Participant’s unfitness to serve; (d) the Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company, the Partnership or any Subsidiary; (e) the Participant’s violation of state or federal law in connection with the Participant’s performance of his or her job which has an adverse effect on the Company, the Partnership or any Subsidiary; and (f) the Participant’s violation of Company or Partnership policy which has a material adverse effect on the Company, the Partnership or any Subsidiary. Notwithstanding the foregoing, the Participant’s Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Participant is a party to an employment or severance agreement with the Company, the Partnership or any Subsidiary in effect as of the date of grant of an Award which defines “Misconduct” or “Cause” or a similar term, “Misconduct” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

2.26“Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

2.27“Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.28“Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.29“Other Incentive Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 hereof or denominated in other equity interests, including, without limitation, equity interests of the Partnership, such as partnership profits interests, that are convertible or exchangeable into Stock.

2.30“Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.31“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of American Assets Trust, L.P., as the same may be amended, modified or restated from time to time.

2.32“Partnership Consultant” means any consultant or adviser engaged to provide services to the Partnership or any Partnership Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.33“Partnership Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or of any Partnership Subsidiary

2.34“Partnership Subsidiary” means (a) any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Partnership, or (b) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries.

2.35“Performance Bonus Award” has the meaning set forth in Section 8.5.

2.36“Performance Criteria” means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)    The Performance Criteria that shall be used to establish Performance Goals shall be determined by the Administrator. Such criteria may include, but are not limited to, one or more of the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Stock; (xx) implementation or completion of critical projects; (xxi) comparisons with various stock market indices; (xxii) debt reduction; (xxiii) shareholder equity; (xxiv) operating efficiency; (xxv) financial ratios; and (xxvi) financing and other capital raising transactions; in each case as determined according to Applicable Accounting Standards or in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts in its March 1995 White Paper (as amended in November 1999 and April 2002, and as further amended from time to time), if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b)    The Administrator may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the Performance Criteria or Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvi) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
2.37“Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period. Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual.

2.38“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.39“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.40“Plan” means this American Assets Trust, Inc. and American Assets Trust, L.P. 2011 Equity Incentive Award Plan, as it may be amended from time to time.

2.41 “Qualified Performance-Based Compensation” means any compensation granted under the Plan prior to November 2, 2017 that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code prior to its repeal.

2.42“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.43“Restatement Effective Date” means the date this amended and restated Plan is approved by the shareholders of the Company.

2.44“Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.45“Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.46“Securities Act” means the Securities Act of 1933, as amended.

2.47“Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.48“Stock Appreciation Right” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of such number of shares of Stock on the date the Stock Appreciation Right was granted as set forth in the applicable Award Agreement.

2.49“Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.50“Subsidiary” means any Company Subsidiary or any Partnership Subsidiary.

2.51“Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.52“Successor Entity” has the meaning set forth in Section 2.6.

2.53“Termination of Consultancy” means the time when the engagement of a Participant as a Consultant is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company, the Partnership or any Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company, the Partnership or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company, the Partnership or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.54“Termination of Directorship” means the time when a Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.55“Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company, the Partnership or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company, the Partnership or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company, the Partnership or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

2.56“Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company, the Partnership or any Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of the Partnership), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1Number of Shares.

(a)Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 4,054,411 shares of Stock, all of which may be issued pursuant to Incentive Stock Options. Other Incentive Awards which are denominated in Partnership units shall, to the extent such Partnership units are convertible into Stock, count against the number of shares of Stock available for issuance under the Plan, or to any one Participant pursuant to Section 3.3, on the same basis as such Partnership unit is convertible into Stock.

(b)If any shares of Stock subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the share reserve set forth in Section 3.1(a) as to the same number of shares as were debited from the share reserve in respect of the grant of such Award (as may be adjusted in accordance with Section 11.1 hereof). Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the share reserve set forth in Section 3.1(a) and will not be available for future grants of Awards: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares of Stock purchased on the open market with the cash proceeds from the exercise of Options. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Section 6.3 hereof at a price not greater than the price originally paid by the Participant so that such shares are returned to the Company, such shares shall again be available for the grant of an Award pursuant to the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(c)    To the extent permitted by applicable law, and except as may be required by reason of Section 422 of the Code, Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company, the Partnership or any Subsidiary or with which the Company, the Partnership or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company, the Partnership or any Subsidiary immediately prior to such acquisition or combination.

(d)    Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2Stock Distributed. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3Limitation on Number of Shares and Values Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Award (including, without limitation, any Performance Bonus Award) shall be $10,000,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.4Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

4.5Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Stock is listed, quoted or traded or any other applicable law.

ARTICLE 5

STOCK OPTIONS

5.1General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that, subject to Section 5.2(b), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(b)Time of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years from the date of grant. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)    Manner of Exercise. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(i)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;
(ii)    Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii)    In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and
(iv)    Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.
5.2Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in this Section 5.2.

(a)Eligibility. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Company Subsidiary which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(b)Exercise Price. The exercise price per share of Stock shall be set by the Administrator; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c)Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d)Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f)Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g)Transferability; Right to Exercise. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution, or pursuant to a DRO. During a Participant’s lifetime, unless such Incentive Stock Option is transferred pursuant to a DRO, an Incentive Stock Option may be exercised only by the Participant.

(h)Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall determine the mechanism for the transfer of the Restricted Stock and payment therefore in the case of Awards to Partnership Employees or Partnership Consultants, and any forfeiture or repurchase of such Restricted Stock pursuant to Section 6.3. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is changed, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law.

6.2Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter, including, without limitation, based on the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator. Subject to Section 10.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Plan or in the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares.

6.3Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase (at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the applicable Award Agreement) by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Service under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement (including, without limitation, in the case of Awards to Partnership Employees or Partnership Consultants, the mechanism for the transfer of rights under such Awards).

7.2Stock Appreciation Rights.

(a)    A Stock Appreciation Right shall have a term set by the Administrator; provided, however, that such term shall not exceed ten years from the date of grant.. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine; provided, however, that the Administrator in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Administrator; provided, however, that the exercise price per share of Stock subject to each Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(b)    A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.
7.3Payment and Limitations on Exercise.
(a)    Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.
(b)    To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1Dividend Equivalents.
(a)    Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. The Administrator shall specify the mechanism for the transfer of Stock pursuant to a Dividend Equivalent Award in the case of Awards to Partnership Employees or Partnership Consultants.
(b)    Unless otherwise determined by the Administrator, Dividend Equivalents with respect to an Award with vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(c)    Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.2Stock Payments. Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Administrator and may be based upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator. The Administrator shall specify the mechanism for the transfer of the Stock pursuant to a Stock Payment Award and payment therefore, if applicable, in the case of Awards to Partnership Employees or Partnership Consultants.

8.3Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall, subject to Section 10.4(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

8.4Other Incentive Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to the attainment of Performance Goals that are established by the Administrator and relate to one or more of the any one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant. The Administrator shall specify the mechanism for the transfer of the Stock or other equity interests pursuant to Other Incentive Awards and payment therefore, if applicable, in the case of Awards to Partnership Employees or Partnership Consultants.

8.5Performance Bonus Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

8.6Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Incentive Award shall be set by the Administrator in its discretion.

8.7Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of any Stock Payments, Restricted Stock Units or Other Incentive Awards; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

ARTICLE 9

PERFORMANCE-BASED AWARDS
Notwithstanding any other provision of the Plan or any Award, with respect to any Award which is intended to continue to qualify as Qualified Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017, to the extent any of the provisions of the Plan or any Award (or any amendments hereto pursuant to this amendment and restatement of the Plan) would cause such Awards to fail to so qualify, any such provisions shall not apply to such Awards to the extent necessary to ensure the such Awards continue to so qualify. In addition, any Award which is intended to continue to qualify as Qualified Performance-Based Compensation (as described in Section 162(m)(4)(C) of the Code prior to its repeal) pursuant to the transition relief rules in the Tax Cuts and Jobs Act of 2017 shall be subject to any additional limitations as the Administrator determines necessary for such Award to continue to so qualify. To the extent permitted by applicable law, and the Plan and any such Awards shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) or shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2Tax Withholding. The Company, the Partnership or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the Partnership or such Subsidiary an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement elect to have the Company, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld (or allow the Participant to make such an election). Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award may not exceed the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such higher rate determined by the Administrator, which shall in no event exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding or repurchase (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America). The Administrator shall determine the fair market value of the Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares of Stock to pay the exercise price or any tax withholding obligation.

10.3Transferability of Awards.

(a)    Except as otherwise provided in Section 10.3(b):
(i)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;
(ii)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and
(iii)    During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
(b)    Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer; and (iv) such transfer is not effectuated for any value or consideration.
10.4Stock Certificates; Book Entry Procedures.

(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5Paperless Administration. In the event that the Company establishes for itself or using the services of a third part, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.6    Beneficiaries. Notwithstanding Section 10.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.
10.7    Transfer of Shares to a Partnership Employee or Partnership Consultant. As soon as practicable after the Company issues shares of Stock with respect to which an Award has been issued to and is held by a Partnership Employee or Partnership Consultant in such capacity, then, with respect to each such Award:
(a)    The Company shall sell to the Partnership the number of shares equal to the number of shares deliverable with respect to such Award. The price to be paid by the Partnership to the Company for such shares shall be an amount equal to the product of (i) the number of shares multiplied by (ii) the Fair Market Value of a share of Stock at the time of exercise or delivery less the amount paid by the Participant for such shares, if anything, pursuant to Section 10.1; and
(b)    The Company shall contribute to the Partnership an amount of cash equal to the sum of the amount paid by the Participant, if any, for such shares of Stock, and the amount paid by the Partnership under Section 10.7(a) and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.
10.8    Allocation of Payment. Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares of Stock with respect to any Awards exercised by or otherwise delivered to such Participant or (and the services performed by the Participant) among such entities for purposes of the provisions of Sections 10.7 in order to ensure that the relationship between the Company and the Partnership or such Subsidiary remains at arms-length.
10.9    Forfeiture and Clawback Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares of Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Misconduct. In addition, pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award, or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law or the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.
ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1Adjustments.

(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, distribution of Company assets to shareholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, in each case other than an Equity Restructuring, the Administrator may make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m)(4)(c) of the Code prior to its repeal unless otherwise determined by the Administrator.

(b)In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 11.1(b), the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding shares of Restricted Stock or Restricted Stock Unit Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i)The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii)The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

11.3Adjustments of Qualified Performance-Based Compensation. With respect to Awards intended to qualify as Qualified Performance-Based Compensation, no adjustment or action described in this Article 11 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Qualified Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Article 11 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

11.4No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.5Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

12.1Administrator. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board. The term “Administrator” as used in this Plan shall apply to any person or persons who at the time have the authority to administer the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board, and such committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board and (b) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act, or any regulations or rules issued thereunder. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board. Should any Awards made under the Plan prior to November 2, 2017, be intended to qualify as Qualified Performance-Based Compensation within the meaning of Section 162(m)(4)(C) of the Code prior to its repeal, then all such determinations regarding such Awards will be made solely by a Committee comprised solely of two of more “outside directors” within the meaning of Section 162(m) of the Code.

12.2Action by the Administrator. Unless otherwise established by the Board or in any charter of the Company or the Committee, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

12.3Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a)Designate Participants to receive Awards;

(b)Determine the type or types of Awards to be granted to each Participant;

(c)Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)Decide all other matters that must be determined in connection with an Award;

(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.4Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.5Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board or the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE
13.1Restatement Effective Date. This amended and restated Plan shall be effective as of the Restatement Effective Date.

13.2Expiration Date. The Plan will expire on, and no Award (including any Incentive Stock Option) may be granted pursuant to the Plan on or after, the tenth anniversary of the date on which this amended and restated Plan was approved by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

13.3    Approval of Plan by Shareholders. This amended and restated Plan will be submitted for the approval of the Company’s shareholders within 12 months after the date of the Board’s approval of this amended and restated Plan. If this amended and restated Plan is not approved by the Company's shareholders, this amended and restated Plan shall not become effective and the Original Plan shall continue in full force and effect in accordance with its terms.
ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1Amendment, Modification, And Termination. The Board may terminate, amend or modify the Plan at any time and from time to time; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

14.2Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

14.3Prohibition on Repricing. Notwithstanding Section 14.1, and subject to Section 11.1 hereof, the Administrator shall not, without the approval of the shareholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock. Subject to Section 11.1 hereof, the Administrator shall have the authority, without the approval of the shareholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 15

GENERAL PROVISIONS

15.1No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2No Shareholder Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the Partnership or any Subsidiary.

15.4Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the Partnership or any Subsidiary.

15.5Indemnification. To the extent allowable pursuant to applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.6Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.7Expenses. The expenses of administering the Plan shall be borne by the Company, the Partnership and their Subsidiaries.

15.8Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.9Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

15.10Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.11Government and Other Regulations. The obligation of the Company or the Partnership to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. Neither the Company nor the Partnership shall be under an obligation to register pursuant to the Securities Act any of the shares of Stock or Partnership units paid pursuant to the Plan. If the shares of Stock or Partnership units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company or the Partnership, as appropriate, may restrict the transfer of such shares of Stock or units in such manner as it deems advisable to ensure the availability of any such exemption.

15.12Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.13Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflicts of law principles thereof.

15.14Restrictions on Awards. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable:

(a)    to the extent such Award or exercise could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time); or

(b)    if, in the discretion of the Administrator, such Award or exercise could impair the Company’s status as a REIT.
15.15Conflicts with Company’s Articles of Incorporation. Notwithstanding any other provision of the Plan, no Participant shall acquire or have any right to acquire any Stock, and shall not have any other rights under the Plan, which are prohibited under the Company’s Articles of Incorporation, as amended from time to time.

15.16    Grant of Awards to Certain Employees or Consultants. The Company and the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock and/or payment therefore may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture or repurchase of Stock by the Participant, for the purpose of ensuring that the relationship between the Company and the Partnership or such Subsidiary remains at arm’s length.
15.17    Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion. If, with the consent of the Company, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.